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                                                                   EXHIBIT 10.13



                          MASTER AFFILIATION AGREEMENT
                                     DIRECTV

THIS Master Agreement is made as of the 22nd day of December, 1998 (the "Effective Date"), by and between WINK COMMUNICATIONS, INC., a California corporation ("Wink"), whose address is 1001 Marina Village Parkway, Alameda, CA 94501 and DIRECTV, Inc., a California corporation ("DIRECTV"), whose address is 2230 East Imperial Highway, El Segundo, CA 90245.


1.         GRANT OF LICENSE

1.1 Subject to the terms of this Master Agreement, Wink hereby grants to DIRECTV a non-exclusive license (the "License") to use the Wink software products listed in Exhibit B (hereinafter collectively referred to as "Wink Software") to deliver interactive program(s) which are compliant with the Wink interactive communications application protocol ("Interactive Wink Programs") to DIRECTV subscribers which are located in the continental United States, Alaska, Hawaii, and the US territories in the Caribbean (the "Territory").

1.2. Except as specifically permitted in this Master Agreement, this License is not transferable, nor may any rights hereunder be transferred, assigned or sub-licensed in whole or in part without Wink's prior written consent.

1.3. "Updates" shall mean updates containing error corrections or minor enhancements to the Wink Software created by or for Wink, and designated by a change in version number to the right of the decimal point. Updates do not include major enhancements to the Wink Software designated by changes in the version number to the left of the decimal point. Wink shall provide a license to all Updates at no charge to DIRECTV during the term of this Master Agreement and DIRECTV, in its sole discretion, shall have the option to utilize such Updates in providing Interactive Wink Programs to DIRECTV subscribers. "New Release" shall mean a major release of the Wink Software which occurs subsequent to the Measurement Date (as defined below), which contains significant new functionality), and/or major enhancements, and which is designated by a change in the digit or digits to the left of the decimal point in the version number. Wink shall offer to DIRECTV a license to all New Releases created by Wink during the Term on terms that are as favorable or more favorable than the terms of any agreement Wink has entered into with other United States video distributors, including all cable operators, for the provision of the New Releases; provided, however, that in no event shall DIRECTV's decision not to license any New Release have any impact whatsoever on the functionality of the current Wink Software or DIRECTV's ability to provide Interactive Wink Programs to DIRECTV subscribers throughout the Term, and provided that DIRECTV shall be under no obligation to license or launch such New Releases. If a New Release has not been made available to other parties, Wink agrees to offer to DIRECTV a license to such New Release at a one- time fee equal to Wink's costs (on a Time and Materials basis) in developing and testing the New Release, which estimate shall be made by Wink in it's sole and reasonable discretion, and documented in writing to DIRECTV.

1.4. For purposes of this Master Agreement, a "Participating Manufacturer" shall mean a manufacturer of equipment capable of receiving DIRECTV signals ("DIRECTV System Receiver") which has:

           (a) a valid and current Manufacturer Agreement with DIRECTV ("DIRECTV System Manufacturer") for the manufacture and sale of DIRECTV Systems; and

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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


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           (b)        a valid and current license agreement with Wink for Wink's client software for digital TV reception products (the "Wink Engine"). A DIRECTV System Receiver which has a resident Wink Engine, and which has been enabled to receive both DIRECTV programming and Interactive Wink Programs transmitted over DIRECTV's network, shall be referred to in this Master Agreement as a "Wink-enabled DIRECTV System Receiver".

2.         TERM

           The "Term" of this Master Agreement shall commence on the Effective Date and shall automatically terminate five (5) years thereafter. DIRECTV may terminate the Master Agreement at any time after a period of three (3) years following the first day the Interactive Wink Programs are distributed to and received by at least 10,000 Wink-enabled DIRECTV System Subscribers (the "Measurement Date") in accordance with the terms of this Master Agreement. Notice of DIRECTV's intent to so terminate must be received by Wink no later than sixty (60) days prior to the effective date of such termination. As used herein, "Wink-enabled DIRECTV System Subscriber" shall mean each DIRECTV subscriber that (i) receives or separately pays for satellite television service from DIRECTV or a company acting on behalf of DIRECTV; and (ii) has activated one or more Wink-enabled DIRECTV System Receivers. The parties agree that DIRECTV may, in its sole discretion, extend the Master Agreement upon the expiration of the Term for a three year period, provided that DIRECTV shall provide prior written notice to Wink no later than sixty (60) days prior to the date of expiration of the Term of its intention to extend the Term. Such extension of the Term shall be granted on the most favorable rates, terms and conditions offered or made available to any United States video distributor, including cable operators, but may not reflect the terms of this Master Agreement. Wink agrees to give written notice to DIRECTV no later than one hundred and twenty
           (120) days prior to the date of expiration of the Term of the rates, terms and conditions available to DIRECTV for such extension.

3.         INTEGRATION AND DEPLOYMENT

3.1. The parties agree to the preliminary statement of work defined in Exhibit E and the preliminary schedule defined in Exhibit F. The parties further agree to use their best commercially reasonable efforts to develop a final statement of work ("Final Statement of Work") and a final schedule ("Final Schedule") within thirty (30) days of the Effective Date of this Master Agreement. Once the Final Statement of Work and Final Schedule have been agreed upon, neither party shall make any modifications to the Final Statement of Work and/or the Final Schedule without the other party's prior written consent. Each party acknowledges and agrees that changes to the Final Statement of Work or the Final Schedule may result in additional work and/or expense for the other party and may require changes to the Wink Engine for all or some Wink-enabled DIRECTV System Receivers. The work and expense incurred by Wink shall be estimated and provided to DIRECTV on a cost (Time and Materials) basis, and, if accepted by both parties, shall be incorporated into a revised Final Statement of Work and Final Schedule. The work and expense incurred by DIRECTV shall be estimated and provided to Wink on a cost (Time and Materials) basis, and, if accepted by both parties, shall be incorporated into a revised Final Statement of Work and Final Schedule. The work and expense incurred by Participating Manufacturers, if any, shall be estimated and provided by Wink in collaboration with Participating Manufacturers, and, if accepted by each of DIRECTV, Wink and the applicable Participating Manufacturer, shall be incorporated into a revised Engine Statement of Work, as described further in Exhibit A-1 of Exhibit I. The parties agree that DIRECTV shall pay Wink fifty percent (50%) of any non-recurring engineering fees detailed in such Engine Statement of Work and waived by Wink in accordance with Section 4.1 of Exhibit I, up to a maximum of one hundred and fifty thousand dollars ($150,000); provided, however, that Wink



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           shall not charge any Participating Manufacturer for any cost or expense related to such non-recurring engineering fees. Such payment shall be made within thirty (30) days of such Participating Manufacturer's acceptance of the final object code for the applicable Wink Engine. The parties further agree that the total cumulative incremental expense incurred by DIRECTV and Participating Manufacturers caused by changes to the Final Schedule and Final Statement of Work shall not exceed one hundred thousand dollars ($100,000) unless the changes requested introduce major new functionality, result in major architectural changes to Wink Software or result in other similar major disruption of the project not contemplated by the preliminary statement of work in Exhibit E and the preliminary schedule in Exhibit F; provided, however, that neither DIRECTV nor any Participating Manufacturer shall be responsible for any such incremental costs or expense due to changes to either the Final Statement of Work or the Final Schedule which have been proposed solely by Wink.

3.2. The parties agree that the active participation and support of DIRECTV System Manufacturers is essential to the parties ability to deploy Interactive Wink Programs to Wink-enabled DIRECTV System Receivers. Wink agrees to license the Wink Engine to any DIRECTV System Manufacturer on the terms defined in Exhibit I. DIRECTV agrees to use commercially reasonable efforts to encourage both Thomson Consumer Electronics and Hughes Network Systems to enter into such license agreements with Wink under terms substantially similar to those defined in Exhibit I for the product which each manufacturer reasonably anticipates as its highest volume DIRECTV System Receiver offered in 1999 and covering all shipments after January 1, 1999 of such DIRECTV System Receivers to DIRECTV subscribers located in the United States; provided, however, that [ * ]. Notwithstanding anything herein to the contrary, either party, upon written notice to the other party, may terminate this Master Agreement. without any liability to the other party in the event that Thomson Consumer Electronics has not entered into a licensing agreement with Wink, as is contemplated above, within thirty (30) days of the Effective Date.


3.3. Wink shall, at Wink's sole cost and expense (including taxes and freight), purchase for and on behalf of DIRECTV and deliver to DIRECTV at such location as DIRECTV shall designate, all equipment (including total system-redundant equipment for back-up use) necessary to run the Wink Software and to enable DIRECTV's insertion of Interactive Wink Programs, including Wink Virtual Channels pursuant to Section 3.9, into DIRECTV's signals (the "Equipment"), with the exception that any personal computers utilizing or running Microsoft Windows 95 or Windows NT required to operate the Wink Software will be provided by DIRECTV, at DIRECTV's sole cost and expense, and such computers shall not be deemed Equipment hereunder. The panics agree that Wink shall have no obligation to provide any additional equipment that may be required to enable storage or insertion of Interactive Wink Programs not provided by Wink or by a Programmer (as defined below) as part of such Programmer's video signal. All Equipment provided by Wink to DIRECTV hereunder shall become the sole property of DIRECTV upon installation at DIRECTV's Facilities, as defined below.

(a) Wink shall assist DIRECTV, as DIRECTV may request and at no additional cost to DIRECTV, in connection with the installation of the Equipment at its Facilities. For purposes of this Master Agreement, "Facilities" shall mean DIRECTV's broadcast centers in Castle Rock, CO, Los Angeles, CA and those locations designated by DIRECTV as additional DIRECTV broadcast centers, if any, during the Term. Exhibit J provides a preliminary list of Equipment to be provided by Wink, and is

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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


Proprietary and Confidential               3

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           subject to a final site visit by Wink's Operations department.

(b) Wink, at its sole cost and expense, shall, subject to DIRECTV's direction and control, install and integrate the Wink Software into DIRECTV's equipment and facilities to ensure the reliable transmission of the Interactive Wink Programs. Alternatively, at DIRECTV's option, Wink shall assist DIRECTV in DIRECTV's installation and integration thereof.

(c) Wink's assistance and/or installation and integration as provided in paragraphs (a) and (b), above (i) shall occur during normal business hours (i.e., 9am to 5pm, Monday through Friday, excluding holidays) and during such time periods which are scheduled in advance by the parties and (ii) shall be subject to DIRECTV's customary safety and security procedures employed at its Facilities.

3.4. Wink agrees to provide DIRECTV with Technical Development Fees, as compensation for DIRECTV's technical development and support of Interactive Wink Programs, in the amount of [ * ] due and payable on the Measurement Date, as defined in Section 2, above.

3.5. Except as otherwise set forth herein, DIRECTV will not prevent the distribution on the DIRECTV system of Interactive Wink Programs inserted by Programmer, as defined below, in the VBI or MPEG of video signals, distributed 24 hours a day, from a broadcaster or cable programmer with whom DIRECTV, and entities wholly owned by DIRECTV and which provide video programming to DIRECTV Subscribers, have a valid agreement for carriage (each, a "Programmer"), and agrees to pass Interactive Wink Programs to Wink-enabled DIRECTV System Receivers without any charge to such Programmers during the Term of this Master Agreement, provided that each Programmer has agreed to provide and does provide such Interactive Wink Programs at no cost to DIRECTV, and that such Interactive Wink Programs shall be limited to using the equivalent of three (3) VBI lines (equal to 30 kbits/sec.) per programming service. Notwithstanding the above, the parties agree that DIRECTV shall not be obligated to dedicate aggregate bandwidth in excess of [*] to all Interactive Wink Programs provided by Programmers in conjunction with such Programmers' video signals, unless separately agreed upon between Wink and DIRECTV. During such time that the actual, aggregate bandwidth utilized by such Programs is less than [*], DIRECTV agrees to transmit all such Interactive Wink Programs: provided, however, that once the aggregate amount of available Interactive Wink Programming meets or exceeds [*], DIRECTV, in its sole discretion, shall select the Interactive Wink Programming transmitted to the applicable DIRECTV System Subscribers, which selection shall, in the aggregate, equal no less than [*].

3.6 Wink shall use commercially reasonable efforts to ensure that each Interactive Wink Program provided by a Programmer is directly related in content, nature and intended audience to the video programming and advertising actually being provided by such Programmer at the same time that such Interactive Wink Program is provided and thus has the purpose of enhancing or providing additional detail or information regarding such video programming or advertising, as applicable. Wink shall ensure that the Interactive Wink Programs are provided to DIRECTV pursuant to a then-current and valid license agreement between the Programmer and Wink. If the conditions, including but not limited to those set forth above, related to any Programmer's obligations to Wink are not met, or any Programmer uses Interactive Wink Programs to promote, either directly or indirectly, competing multichannel video service providers, or DIRECTV is challenged and fails to receive an acceptable indemnity from Programmer for the content of Interactive Wink Programs, DIRECTV shall not be obligated to pass such Interactive Wink Programs and may, at DIRECTV's option, immediately terminate carriage of the Interactive Wink Programs with respect to such Programmer

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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


Proprietary and Confidential               4


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           for the remainder of the Term; provided, however, DIRECTV, in its sole discretion, may elect to reinstate the transmission of such Programmer's Interactive Wink Programs, if any, at any point during the Term. The parties further agree that this Master Agreement in no way creates any obligation on behalf of DIRECTV to carry or pass any other form of programming or data of any Programmer.

3.7 Wink shall ensure that at least ten (10) Programmers have agreements with Wink to provide original Interactive Wink Programs for no less than five (5) hours each week during the Term and Wink shall provide DIRECTV with weekly Interactive Wink Program schedules for such Programmers. Wink shall provide DIRECTV with notice at least thirty
           (30) days before commencement of national transmission of Interactive Wink Programs by new Programmers or termination of national transmission of Interactive Wink Programs by existing Programmers. Notwithstanding the above, and although the parties acknowledge and agree that the elimination or addition of individual Interactive Wink Programs does not require notice by Wink to DIRECTV, Wink shall use commercially reasonable efforts to notify DIRECTV of such changes as soon as possible. If the number of Programmers falls below ten (10), Wink shall promptly notify DIRECTV in writing that the number has fallen below ten (10), and Wink shall have sixty (60) days to acquire additional Programmers such that there are at least ten (10) Programmers or more providing at least the Minimum Amount (as defined below) of Interactive Wink Programs. If after sixty (60) days following notice to DIRECTV Wink does not have at least ten (10) Programmers providing the Minimum Amount of Interactive Wink Programs, DIRECTV shall have the right to (a) cease passing any Interactive Wink Programs from Programmers and (b) declare that Wink has materially breached this Master Agreement. DIRECTV may then terminate this Master Agreement in accordance with the terms of
           Section 13 and/or exercise its other rights and remedies hereunder. If any Programmer fails to provide at least five (5) hours of original Interactive Wink programming per week (the "Minimum Amount"), Wink shall promptly notify DIRECTV in writing of this fact, and Wink shall have thirty (30) days to increase that Programmer's amount of such programming to at least the five (5) hour weekly minimum. If Wink is unable to deliver the Minimum Amount of such programming within the thirty (30) day cure period, or (ii) such Programmer falls below the Minimum Amount of required programming more than three times in any running six (6) month period, DIRECTV, at its option, may immediately terminate carriage of the Interactive Wink Programs with respect to such Programmer for the remainder of the Term; provided, however, DIRECTV, in its sole discretion, may elect to reinstate the transmission of such Programmer's Interactive Wink Programs, if any, at any point during the Term.

3.8 DIRECTV, at its option, shall either (i) provide to Wink maximum bandwidth equivalent to sixty (60) kbits/sec in one DIRECTV satellite transponder data stream provided that Wink shall use such bandwidth solely for the purpose of delivering various full screen Interactive Wink Programs ("Wink Virtual Channels") required for customer-related educational services for Wink DIRECTV System Subscribers, including but not limited to a credit card registration program, a Wink user's guide program and interactive tutorial, a transaction history program featuring Wink DIRECTV System Subscribers most recent transactions, and a Wink guide to upcoming Interactive Wink Programs related to scheduled video programming (collectively, the "Wink Customer Service Virtual Channel"), or (ii) incorporate the applicable content of Wink's Virtual Channels, in the aggregate amount of no more than the bandwidth equivalent of sixty (60) kbits/sec., into one or several Interactive Wink Programs provided by DIRECTV to DIRECTV System Subscribers for purposes of delivering customer service to such subscribers at no cost or fee charged by Wink for such incorporation. If applicable, Wink shall not use its Wink Customer Service Virtual Channel for advertising or any purpose other than as specified herein without DIRECTV's prior written


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           consent. DIRECTV, in its reasonable discretion, shall review the content of the Wink Customer Service Virtual Channel prior to DIRECTV's insertion and delivery to its DIRECTV Subscribers.

3.9. Subject to DIRECTV's prior written request and commitment to distribute selected Interactive Wink Programs, Wink, at its sole cost and expense, agrees to create and deliver in final electronic form, to the Facilities, a minimum of five (5) Wink Virtual Channels as described in Exhibit G. DIRECTV may also elect distribute other Interactive Wink Programs, including but not limited to Wink Virtual Channels, created by DIRECTV and/or third parties using the Wink Software. Third party providers of additional Interactive Wink Programs accepted for carriage by DIRECTV shall be referred to as "Third Party Wink Program Providers." DIRECTV shall be responsible for any additional equipment required to support and transmit Third Party Interactive Wink Programs not created and provided by Wink or Programmers as part of such programmer's video signal, and for payment, if any, to third party rights holders, including but not limited to studios, acting, on-air and other talent, news and sports data providers, professional and college sports leagues or teams, and all other entities necessary for the creation and distribution by DIRECTV of Interactive Wink Programs supplied by DIRECTV or Third Party Program Providers. Other than those revenues related to Wink Revenue Transactions, as defined below, any and all other revenue, access fees or other payments received by DIRECTV from such Third Party Wink Program Providers shall, as between DIRECTV and Wink, belong solely to DIRECTV. Wink agrees to offer any Wink Virtual Channels created or marketed by Wink on terms that are at least as favorable as those offered to any other distributor of video programming (each an "Other Programming Distributor").

3.10 Wink agrees to fully fund the full time services of an experienced Wink Consultant (including, but not limited to travel, lodging and living expenses) working at either DIRECTV's Facilities or Wink's offices, and under DIRECTV's direction, starting within sixty (60) days of the Effective Date and continuing through the Term. DIRECTV agrees that this Wink staff member will work exclusively on the development of Interactive Wink Programs. The Wink Consultant shall act in the capacity of an independent contractor with respect to DIRECTV. As an independent contractor, Wink hereby agrees that Wink Consultant shall accept, and shall direct the Wink Consultant to follow, any reasonable directions issued by DIRECTV, through a designated executive representative of DIRECTV, pertaining to the goals to be attained and the results to be achieved by the Wink Consultant, including, but not limited to the execution of a Nondisclosure Agreement with DIRECTV, to be provided to Consultant by DIRECTV upon the commencement of services at DIRECTV's Facilities. As an independent contractor, Wink acknowledges and agrees that the Wink Consultant shall not have the status of an employee of DIRECTV or its subsidiaries. Wink acknowledges and agrees that the Wink Consultant shall not be eligible to participate in any employee benefit, group insurance or executive compensation plans or programs maintained by DIRECTV. DIRECTV shall not be responsible for Social Security, unemployment compensation, disability insurance, workers' compensation or similar coverage, nor any other statutory benefits, with respect to the Wink Consultant. Wink further agrees to provide any and all necessary licenses permits, insurance policies and other documents required for the performance of its duties hereunder at its own expense.

3.11 Wink, at its sole cost and expense, shall perform all Wink-related installation work necessary to ensure proper operation of the Wink Software, the Wink Response Network (as defined in section 4.1 below) and the Wink Engine, and reliable delivery of Interactive Wink Programs, and shall provide on-going technical support for the Wink Software, the Wink Response Network and the Wink Engine during the Term. DIRECTV shall permit Wink secure remote access to the Wink Software and associated equipment solely for the specific purpose of monitoring and troubleshooting the provisioning of Interactive Wink Programs to Wink DIRECTV System Subscribers. Wink, at its sole



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           cost and expense. shall provide all technical support to DIRECTV staff ("Technical Support") as DIRECTV may reasonably request in connection with the development and distribution of Interactive Wink Programs and any related aspect of the Wink Software. The parties agree that technical support may be categorized as follows:

           (a) support to ensure proper operation of the Wink Broadcast Server and all other software directly associated with the transmission of Interactive Programs ("Emergency Technical Support") and

           (b) all other technical support, including but not limited to, support for Wink Studio and Wink Server Studio ("Regular Technical Support").

           Without limiting the generality of the foregoing, all Technical Support (i) shall include on-call (by telephone and dial-in modem) availability of Wink personnel knowledgeable in the operation and troubleshooting of the Wink Software and/or the Wink Response Network, and (ii) shall be made available at all times during the normal business hours of Wink. In addition, Emergency Technical Support shall be made available after normal business hours during the week and during all holidays and week-ends. If technological problems persist, such on-call Emergency Technical Support shall be provided by expert engineers and programmers. If technological problems prevent transmission of Interactive Wink Programs. and cannot be resolved through remote support, Wink shall provide on-site visit(s) by Wink personnel, at no cost to DIRECTV, within twenty four hours of DIRECTV's request.

3.12 Wink agrees to provide support to Wink-enabled DIRECTV System Subscribers as follows: Wink shall provide all customer service, without limitation, related to the Interactive Wink Programs in accordance with those DIRECTV Customer Service Standards set forth in Exhibit N hereto. Wink shall meet or exceed all requirements to the level set forth under Wink Standards in Exhibit N and shall use commercially reasonable efforts to meet or exceed all requirements to the level set forth under Goal in Exhibit N. Wink shall make available one or more toll-free numbers, staffed with such level of customer service representatives as is reasonably necessary to promptly service customer calls related to the Interactive Wink Programs and/or any Wink Response, as defined below in Section 4.2. The toll-free line(s) shall be operational at the commencement of Interactive Wink Program delivery and available 24 hours per day, 7 days per week. Wink will forward all non Interactive Wink Programming inquiries (meaning DIRECTV Services inquiries) to the DIRECTV customer service line designated by DIRECTV. DIRECTV will forward all non DIRECTV Services inquiries (meaning Wink inquiries) to the Wink customer service line designated by Wink. On a quarterly basis, DIRECTV will review the volume of calls it receives at its call center that are solely related to Interactive Wink Programs. If, during the quarter, the volume of such calls exceeds that number which is equal to ten percent (10%) of the Wink-enabled DIRECTV System Subscribers, then the parties shall meet in order to discuss and determine the implementation of corrective training, staffing or systems as required. If, within thirty days thereafter, the volume of calls primarily concerning Interactive Wink Programs that are received by DIRECTV continues to exceed 10% of the Wink enabled DIRECTV System Subscriber level, then DIRECTV shall charge Wink on a monthly basis for the incremental costs incurred by DIRECTV in providing such customer service response and/or referring such calls to Wink. Such costs shall not average, on a monthly basis, more than three dollars ($3.00) per call from DIRECTV subscribers. Similarly, Wink will review on a quarterly basis the volume of calls it receives at its call center that are solely related to DIRECTV services other than the Interactive Wink Programs provided by Wink and Wink's national programming partners or basic operation of the Wink Engine (i.e., not including any Third Party Interactive Wink Programs). If, during the quarter, the volume of such calls exceeds that number which is equal to ten percent (10%) of the Wink-enabled DIRECTV System


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           Subscribers, then the parties shall meet in order to discuss and determine the implementation of corrective training, staffing or systems as required. If, within thirty days thereafter, the volume of calls that are solely related to DIRECTV services other than the Interactive Wink Programs provided by Wink and Wink's national programming partners or basic operation of the Wink Engine continues to exceed ten percent (10%) of the Wink enabled DIRECTV System Subscriber level, then Wink shall charge DIRECTV on a monthly basis for the incremental costs incurred by Wink in providing such customer service response and/or referring such calls to DIRECTV. Such costs shall not exceed three dollars ($3.00) per call from DIRECTV subscribers.

3.13 DIRECTV agrees to provide technical specifications and other support reasonably required to enable Wink to:

           (a) receive the minimum information necessary from DIRECTV's billing system, or other system designated by DIRECTV, to support routing of Wink Transactions (as defined in section 4.1 below). This information, which includes subscriber name, bill-to and service address, phone number, unique identifier of the Wink-enabled DIRECTV System Receiver(s), and any other information to be mutually agreed upon between the parties, shall be deemed Confidential Information, as defined in Section 12.

           (b) interface with DIRECTV equipment in order for DIRECTV to insert Interactive Wink Programs into a DIRECTV satellite transponder data stream such that the Interactive Wink Programs can be either (x) linked to particular video programming and only accessible to Wink-enabled DIRECTV System Receivers tuned to that service (e.g. "program-related" or "program-synchronous" Interactive Wink Programs) or (y) accessed independently of video programming through direct tuning or a Wink provided menu that can be accessed through direct tuning (e.g., "virtual channels"). The specifications for this interface are attached as Exhibit H.

           (c) integrate the Wink Software with other DIRECTV equipment and software, including but not limited to video playout and playlist control systems, asset management systems, LANs and WANs, etc., as reasonably necessary and determined jointly by the parties.

3.14 Wink shall keep the Wink Software, the Wink Response Network (as defined in Section 4.1 below) and associated equipment provided by Wink in good working order for uninterrupted reception and use of Interactive Wink Programs by Wink -enabled DIRECTV System Subscribers, and to ensure regular and reliable collection, reporting and forwarding of Wink Responses (as defined in Section 4.2 below).

3.15 Upon written request by DIRECTV, Wink agrees to develop, test and deliver to DIRECTV a software product capable of [*]. The preliminary specification for the [*] is defined in Exhibit C, and may be amended by mutual agreement. The parties agree that Wink shall deliver the [*] on the later of (a) when [*] national programming services carried by DIRECTV which either (i) do not transmit Interactive Wink Programs transmit [*] on the signal received and re-transmitted by DIRECTV or (ii) transmit more (measured in minutes of original content) [*] than Interactive Wink Programs, measured over a three month period, (b) [*] has been released to the public for a minimum of [*] months and (c) [*] months following receipt of DIRECTV written request for the [*]. Failure by Wink to deliver to DIRECTV the [*] within this time period shall constitute a material breach by Wink of this Master Agreement.

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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


Proprietary and Confidential               8

3.16 Notwithstanding anything to the contrary set forth herein. DIRECTV has the right without prior notice to interrupt the carriage of Interactive Wink Programs at any time for the purpose of Emergency Broadcast and other Federal Communications Commission (FCC) mandated broadcasts in the Territory, or if the Interactive Wink Programs or response collection interferes in any way with transmission of the signal of the applicable channel, interferes with the operations of DIRECTV or causes other technical problems. DIRECTV agrees that it shall use commercially reasonable efforts to give notice to Wink within one (1) hour of any such interruption, and DIRECTV and Wink will each use their commercially reasonable efforts to restore the delivery of Interactive Wink Programs and collection of viewer responses as soon as possible.

4.         RESPONSES

4.1 The parties agree that Wink shall be responsible for operating a network (the "Wink Response Network") capable of receiving in-bound calls from Wink-enabled DIRECTV System Receivers, collecting Wink Responses (as defined in Section 4.2 below), distributing such Wink Responses to applicable Fulfillment Entities (as defined below), and reporting on such Wink Responses to DIRECTV, Programmers and other agreed-upon parties as necessary, for the fulfillment of Wink Transactions (as defined below). Wink agrees to adhere to the following performance standards for collection of Wink Responses:

           (a) [*] of all calls from Wink-enabled DIRECTV System Receivers shall connect on the 1st try.

           (b) Wink shall manage the call "load balancing" by staggering the calls during early morning hours, allowing for DIRECTV subscriber preference settings.

           (c) Wink Transactions (as defined in section 4.2 below) shall be collected daily. Wink will use commercially reasonable efforts to collect all Wink Transactions from the previous day by 6 am local time for responses. Wink shall ensure that [*] of all Wink Transactions shall be collected (and transmitted to the applicable Fulfillment Entity, if any) by day 1, [*] by day 2, and [*] by day 3.

           (d) Wink Responses (as defined in section 4.2 below) other than Wink Transactions shall be collected daily if capacity is available. Wink shall ensure that all Wink Responses are collected within 7 days.

4.2 For purposes of this Master Agreement, the following definitions shall apply:

           (a) A "Wink Response" is any DIRECTV System Subscriber response data generated by an Interactive Wink Program and collected electronically by Wink.

           (b) A "Wink Transaction" is a Wink Response initiated by Wink-enabled DIRECTV System Subscriber, and in which the Wink-enabled DIRECTV System Subscriber uses a Wink-enabled DIRECTV System Receiver to request products or services, whether such products and services are either provided at no charge to the Wink-enabled DIRECTV System Subscribers or require payment by the Wink-enabled DIRECTV System Subscriber, and where the fulfillment of that request requires the release of subscriber specific information by such DIRECTV System Subscriber, such as name and address.

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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


Proprietary and Confidential              9

           (c) "Wink Revenue Transaction" are all Wink Transactions whereby Wink derives any revenue from any source pursuant to a DIRECTV System Subscriber's Wink Response; provided, however, both Wink Transactions and Wink Revenue Transactions specifically do not include (i) the purchase of a subscription to a DIRECTV television programming service, (ii) the purchase of a DIRECTV-supplied pay-per-view movie or event, or (iii) the purchase of any other video programming product similar to (i) and (ii) provided by DIRECTV.

           Commencing on the Measurement Date and throughout the remainder of the Term, Wink shall, no later than Wednesday of each week, provide to DIRECTV standard weekly reporting, at no charge to DIRECTV, of all Wink Responses generated during the previous week. Wink further agrees to provide at no charge to DIRECTV daily standard reports of Wink Transactions generated by Interactive Wink Programs inserted by DIRECTV into DIRECTV promotional programming, including, without limitation, programming which promotes DIRECTV subscription programming, pay-per-view movies and events and other DIRECTV-provided products and services ("DIRECTV Wink Programs"). DIRECTV accepts Wink's terms for all other reporting regarding Wink Responses, as defined in Exhibit K. Wink warrants and represents that such terms are as favorable or more favorable than the terms of any agreement Wink has entered into with other United States video distributors, including cable operators, for the provision of the same or similar services. Wink further agrees to promptly notify DIRECTV in writing, should Wink decide to enter into new agreements or amend existing agreements with any United States video distributors to include more favorable terms for services similar to those defined in Exhibit K, and to immediately offer such terms to DIRECTV. Notwithstanding the foregoing and Exhibit K, Wink acknowledges and agrees that Wink Transactions for any DIRECTV Wink Program will be processed at no charge to DIRECTV (For purposes of illustration only, there would be no charge to DIRECTV in the event that a Wink-enabled DIRECTV System Subscriber upgrades his current DIRECTV programming package via a Wink-enabled DIRECTV Virtual Channel or a Wink-enabled DIRECTV barker channel). DIRECTV agrees that Wink Revenue Transactions shall be subject to Wink's rates for request for information responses ("RFI Response") and purchase responses ("Purchase Response"), as defined in Exhibit K. Wink agrees to provide all reports described above in hard copy or electronic form, per DIRECTV's instructions. In addition, Wink agrees that it shall provide DIRECTV with any improvements or additions to the amount and type of data that Wink generally provides to any other video distributor with respect to Wink Responses, Wink Transactions or Wink Revenue Transactions. All Wink Transactions and Wink Revenue Transactions shall be undertaken by Wink or its agents in accordance with applicable law, including, without limitation, truth in advertising and customer privacy laws.

4.3 During the Term of this Master Agreement, Wink shall pay to DIRECTV, on a monthly basis, a share of the fees on each Wink Revenue Transaction that is generated by a Wink-enabled DIRECTV System Subscriber and routed by Wink to the appropriate entity. Wink's gross revenues (net of returns, cancellations, bad debt allowance, etc.) from Wink Revenue Transactions generated by Wink DIRECTV System Subscribers shall be referred to as "Gross Transaction Routing Fees." DIRECTV's share of Gross Transaction Routing Fees shall be as set forth in Exhibit A. These payments made by Wink to DIRECTV for DIRECTV's share of such Gross Transaction Routing Fees" shall be defined as "Transaction Revenue Share" for purposes of this Master Agreement. DIRECTV specifically acknowledges and agrees that Wink is under no obligation to provide Participating Manufacturers with any share of Wink's Gross Transaction Routing Fees; [ * ]. Wink shall be solely responsible for all taxes and/or other similar governmental transactional charges, if any, with respect to all Gross Transactional Routing Fees.


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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


Proprietary and Confidential               10

5.         FEES AND PAYMENT TERMS

5.1. DIRECTV acknowledges and accepts Wink's licensing fees, rates for Wink services, and payment terms for DIRECTV as set forth in Exhibits D and K. DIRECTV may choose to utilize other products and services of Wink from time to time under this Master Agreement. These products and services will be offered by Wink to DIRECTV at the most favorable rate and terms and conditions offered or made available to any United States video distributor, including cable operators.

5.2. Wink specifically agrees to provide the [*] to DIRECTV on the following terms:

           (i) Non Recurring Expense fees: lower of [*] or [*] percent of the directly attributable costs on a Time and Materials basis, payable in three equal installments on the following milestones: agreement by the parties on the Statement of Work, delivery/approval of beta, and final delivery/approval.

           (ii) On-going support at [*] mo. during the Term, payable monthly in advance.

           (iii) In the event any copyrightable material results from the performance of Wink with respect to this paragraph 5.2. Wink agrees that such material and any related intellectual property rights, including without limitation, any copyrights, will be DIRECTV and Wink's joint property. The performance of the creation of the [*] and any additional works and products derived from the [*] will, from inception of their creation, be entirely the property of both Wink and DIRECTV in perpetuity throughout the world, under copyright and otherwise, free of any claim whatsoever any other person or entity. Wink further agrees, at the request of DIRECTV, to execute any and all documents which in the judgment of DIRECTV are necessary to vest ownership of such copyrightable material as provided herein and to defend the rights of DIRECTV in and to such material.

           (iv) if Wink uses this [*] for the other customers, [*] of all proceeds from licensing the [*] to other customers (other than annual support fee not to exceed [*] per customer) shall be paid to DIRECTV up to the total NRE payment made by DIRECTV for the [*]. Once the total initial NRE payment made by DIRECTV has been fully recouped, the parties shall share equally in all non-support proceeds.

5.3. Wink specifically represents that the rates defined in Exhibit K are the most favorable rates, terms and conditions offered or made available to any United States video distributor, including cable operators, and agrees to immediately offer DIRECTV any terms for such services that Wink may choose to offer such parties in the future. In addition, Wink agrees to provide such terms to the parent company of DIRECTV and entities wholly owned by the parent company of DIRECTV.

5.4. The parties agree that Wink shall adapt the Wink Software for DIRECTV's facilities at DIRECTV's expense, and that the estimated expense associated with such adoption is [*]. Payment by DIRECTV shall be as follows: upon DIRECTV's approval of the final Statement of Work, DIRECTV shall pay Wink [*]. Upon Wink's delivery of the first Beta Release of the Wink Broadcast Server and A/D Gateway (as defined in the Statement of Work), DIRECTV shall pay Wink another [*]. Upon Wink's of delivery the final version of the Wink Software adopted for DIRECTV's Facilities (as defined in the Statement of Work), DIRECTV shall pay Wink the final [*]. Wink shall immediately reimburse DIRECTV [*] on the Measurement Date, in addition to any other sums due to DIRECTV from Wink on the Measurement Date.


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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


Proprietary and Confidential               11

5.5 In no event shall Wink enter into any similar Master Agreement and/or licensing agreement with any other distributor of programming or other services received by DIRECTV Subscribers via the DIRECTV System without the prior written approval of DIRECTV, including but not limited to United States Satellite Broadcasting ("USSB"). Notwithstanding the above, DIRECTV agrees to permit Wink to enter into an agreement with USSB under which USSB's usage of Wink Software is limited to pass through by USSB of Interactive Wink Programs provided as part of video signals received by USSB from video programmers which whom Wink has an agreement to provide such Interactive Wink Programs. Wink agrees that DIRECTV shall have the right to review and approve the terms of any such agreement between Wink and USSB, which approval shall not be unreasonably withheld.

5.6 On or before the forty fifth (45th) day following each month throughout the Term, DIRECTV shall remit to Wink all fees owed for the License, and for maintenance, support and other services rendered by Wink to DIRECTV in such month, as invoiced by Wink no later than fifteen days following the applicable month. Wink shall provide reports of and pay the Transaction Revenue Share to DIRECTV on or before the forty fifth (45th) day following each month throughout the Term. Past due payments by either party. shall bear interest at a rate equal to the lesser of (i) one percent (1%) per month or (ii) the maximum legal rate permitted under law.

5.7 DIRECTV agrees to provide quarterly reports on all Incremental Wink Revenues (as defined herein) generated through the use of the Wink Software. "Incremental Wink Revenues" shall be defined as (a) Transaction Revenue Share for Wink-enabled DIRECTV System Subscribers (for the report of which DIRECTV may attach the Transaction Revenue Share reports provided by Wink pursuant to Section 5.6), (b) incremental, net advertising sales revenue received from selling Interactive Wink Program enhancements in connection with local spot ads or any form of third party advertising or sponsorship on Interactive Wink Programs; provided, however that the parties acknowledge and agree that DIRECTV shall not report, and Wink shall not be entitled to any portion of, any fees or similar revenues related directly to the video exhibition of spot advertising and/or sponsorship, and (c) DIRECTV revenue shares or fees received from Third Party Wink Program Providers .in exchange for Wink-enabled advertising or other marketing services; provided, however that the parties acknowledge and agree that DIRECTV shall not report, and Wink shall not be entitled to any portion of, any fees or similar revenues related to payments from Third Party Program Providers for access to DIRECTV subscribers or distribution of that party's Interactive Wink Programs to DIRECTV subscribers.

5.8.       [*]

           (a) A "1999 Wink Subscriber Unit" shall be a DIRECTV System subscriber provided with an activated Wink-enabled DIRECTV System Receiver on or before the Measurement Date or, for a subscriber whose Wink-enabled DIRECTV System Receiver was activated prior to January 1, 2000, the number x = the number of full months that such subscriber had an activated Wink-enabled DIRECTV System Receiver prior to January 1, 2000, divided by the number of months elapsed between the Measurement Date and January 1, 2000. The 1999 Revenue Guarantee shall be the lesser of (x) one dollar ($1.00) and (y) one dollar ($1.00) multiplied by the number of months

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     *    Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


Proprietary and Confidential               12
           elapsed between the Measurement Date and January 1, 2000 and divided by six (6). If. during 1999, DIRECTV's Incremental Wink Revenues have not reached a cumulative total equal to the 1999 Revenue Guarantee per 1999 Wink Subscriber Unit, Wink shall pay DIRECTV within forty five (45) days, the difference between the 1999 Revenue Guarantee per 1999 Wink Subscriber Unit and the actual cumulative Incremental Wink Revenues per 1999 Wink Subscriber Unit. If DIRECTV has reached a minimum of one million (1,000,000) Wink-enabled DIRECTV System Subscribers by the first anniversary of the Measurement Date, Wink agrees to guarantee certain revenues for DIRECTV as follows:

           (b) A "First Year Wink Subscriber Unit" shall be a Wink-enabled DIRECTV System subscriber provided with an activated Wink-enabled DIRECTV System Receiver on or before the Measurement Date or, for a subscriber whose Wink-enabled DIRECTV System Receiver was activated within twelve (12) months of the Measurement Date, the number x = the number of full months elapsed prior to 12 months following the Measurement Date that such subscriber had a Wink-enabled DIRECTV System Receiver, divided by 12. If, within twelve (12) months of the applicable Measurement Date, DIRECTV's Incremental Wink Revenues have not reached a cumulative total of $2.50 per First Year Wink Subscriber Unit, Wink shall pay DIRECTV within forty five (45) days, the difference between $2.50 per First Year Wink Subscriber Unit and the actual cumulative Incremental Wink Revenues per First Year Wink Subscriber Unit, provided that any payments made by Wink under section 5.8(a) shall be deducted first.

           (c) A "Second Year Wink Subscriber Unit" shall be a Wink-enabled DIRECTV System Subscriber provided with an activated Wink-enabled DIRECTV System Receiver on or before the first anniversary of the Measurement Date or, for a subscriber whose Wink-enabled DIRECTV System Receiver was activated after such anniversary, the number x = the number of full months elapsed after the first anniversary of the Measurement Date and prior to twenty four 24 months following the Measurement Date that such subscriber had a Wink-enabled DIRECTV System Receiver, divided by 12. If DIRECTV's Incremental Wink Revenues between the first and second anniversaries of the Measurement Date ("Year Two") have not reached a cumulative total of $2.50 per Second Year Wink Subscriber Unit, Wink shall pay DIRECTV within forty five (45) days, the difference between $2.50 per Second Year Wink Subscriber Unit and the actual cumulative Incremental Wink Revenues captured in Year Two per Second Year Wink Subscriber Unit.

           (d) A "Third Year Wink Subscriber Unit" shall be a Wink-enabled DIRECTV System subscriber provided with an activated Wink-enabled DIRECTV System Receiver on or before the second anniversary of the Measurement Date or, for a subscriber whose Wink-enabled DIRECTV System Receiver was activated after such anniversary, the number x = the number of full months elapsed after the second anniversary of the Measurement Date and prior to thirty six (36) months following the Measurement Date that such subscriber had a Wink-enabled DIRECTV System Receiver, divided by 12. If DIRECTV's Incremental Wink Revenues between the second and third anniversaries of the Measurement Date ("Year Three") have not reached a cumulative total of $2.50 per Third Year Wink Subscriber Unit, Wink shall pay DIRECTV within forty five (45) days, the difference between $2.50 per Third Year Wink Subscriber Unit and the actual cumulative Incremental Wink Revenues captured in Year Three per Third Year Wink Subscriber Unit.

           If DIRECTV has not reached a minimum of one million (1,000,000) Wink-enabled DIRECTV System Subscribers by the first anniversary of the Measurement Date, but does reach a minimum of one million (1,000,000) Wink-enabled DIRECTV System Subscribers within eighteen
           (18) months



Proprietary and Confidential               13
           of the Measurement Date, and (x) Hughes Network Systems or Sony Electronics ships over 10,000 units of a Wink-enabled DIRECTV System Receiver to residential customers prior to March 31, 2000, and (y) such Wink-enabled DIRECTV System Receiver model is reasonably anticipated by such Participating Manufacturer to be its highest volume model during the applicable model year, Wink agrees to guarantee certain revenues for DIRECTV as follows:

           (e) A "First Period Wink Subscriber Unit" shall be a Wink-enabled DIRECTV System subscriber provided with an activated Wink-enabled DIRECTV System Receiver on or before the Measurement Date or, for a subscriber whose Wink-enabled DIRECTV System Receiver was activated within eighteen (18) months of the Measurement Date, the number x = the number of full months elapsed prior to eighteen (18) months following the Measurement Date that such subscriber had a Wink-enabled DIRECTV System Receiver, divided by 18. If, within eighteen (18) months of the applicable Measurement Date, DIRECTV's Incremental Wink Revenues have not reached a cumulative total of $2.50 per First Period Wink Subscriber Unit, Wink shall pay DIRECTV within forty five (45) days, the difference between $2.50 per First Period Wink Subscriber Unit and the actual cumulative Incremental Wink Revenues per First Period Wink Subscriber Unit, provided that any payments made by Wink under section 5.8(a) shall be deducted first.

           (f) The Second Period shall be defined as the time between 18 months following the Measurement Date and 30 months following the Measurement Date. A "Second Period Wink Subscriber Unit" shall be a Wink -enabled DIRECTV System Subscriber provided with an activated Wink-enabled DIRECTV System Receiver within 18 months of the Measurement Date or, for a subscriber whose Wink-enabled DIRECTV System Receiver was activated after such date, the number x = the number of full months elapsed during the Second Period that such subscriber had a Wink-enabled DIRECTV System Receiver, divided by 12. If DIRECTV's Incremental Wink Revenues during the Second Period have not reached a cumulative total of $2.50 per Second Period Wink Subscriber Unit, Wink shall pay DIRECTV within forty five (45) days, the difference between $2.50 per Second Period Wink Subscriber Unit and the actual cumulative Incremental Wink Revenues captured in the Second Period per Second Period Wink Subscriber Unit.

           (g) The Third Period shall be defined as the time between 30 months following the Measurement Date and 42 months following the Measurement Date. A "Third Period Wink Subscriber Unit" shall be a Wink-enabled DIRECTV System Subscriber provided with an activated Wink-enabled DIRECTV System Receiver within 30 months of the Measurement Date or, for a subscriber whose Wink-enabled DIRECTV System Receiver was activated after such date, the number x = the number of full months elapsed during the Third Period that such subscriber had a Wink-enabled DIRECTV System Receiver, divided by 12. If DIRECTV's Incremental Wink Revenues during the Third Period have not reached a cumulative total of $2.50 per Third Period Wink Subscriber Unit, Wink shall pay DIRECTV within forty five (45) days, the difference between $2.50 per Third Period Wink Subscriber Unit and the actual cumulative Incremental Wink Revenues captured in the Third Period per Third Period Wink Subscriber Unit.

6.         PROMOTION AND RESEARCH

6.1 The parties agree to issue a joint and mutually agreeable press release announcing this Master Agreement promptly after the Effective Date, and in any event within 30 days of the Effective Date. Wink shall provide DIRECTV with a draft of this release for review and approval within three (3) business days of the last party's execution of the Master Agreement. The parties agree that such press release shall include a specific statement regarding the expected volume of Wink-enabled


Proprietary and Confidential               14

           DIRECTV System Receivers to be shipped during the Term (e.g., a minimum of one million units) and the expected Measurement Date (e.g., June 1999). DIRECTV agrees to sponsor an event for the press at the announcement of the Master Agreement, the incremental cost of which shall be shared equally by the parties, subject to Wink's prior approval of such incremental costs. If the event is held at the Winter Consumer Electronics Show in January of 1999, DIRECTV agrees to fully fund such event. Wink agrees to provide all necessary support for the development of mutually agreed upon sample Interactive Wink Programs for such event, including, without limitation, adequate training of DIRECTV personnel and adequate Wink-employee staffing for demonstrations at the Winter Consumer Electronics Show.

6.2. Wink may, from time to time and in conformance with all applicable federal, state or other law, undertake marketing tests and surveys, rating polls and other research in connection with Wink-enabled DIRECTV System Subscribers, subject to limitations on Subscriber contacts with customers of certain sales agents of DIRECTV, as identified by DIRECTV from time to time. Wink shall give prior written notice to DIRECTV of the nature and scope of each such test, survey, poll or project which applies to or involves Wink-enabled DIRECTV System Subscribers. DIRECTV may in its sole discretion, to the extent permissible under applicable law, provide Wink, upon request from Wink, with reasonable assistance in conducting such research in connection with undertaking such test, survey, poll or project. Wink shall reimburse DIRECTV for all costs and expenses incurred in connection with rendering such assistance upon demand. Wink shall promptly provide DIRECTV with the results of all such tests, surveys, polls and projects at no cost to DIRECTV. The results of all such tests, surveys, polls and projects shall be Confidential Information, shall be in an aggregate form only, and shall not identify any Wink-enabled DIRECTV System Subscriber. DIRECTV agrees that Wink shall be provided with any and all research in an aggregate and anonymous form directly related to the deployment, launch, and usage of the Interactive Wink Programs service by Wink-enabled DIRECTV System Subscribers that is created or paid for by DIRECTV at no cost to Wink. Such research shall be Confidential Information as defined in Section 12 hereof.

6.3. DIRECTV acknowledges that Wink will be providing to Programmers and Third Party Wink Program Providers, if any, aggregate reports on Wink-enabled DIRECTV System Subscriber usage, vote and poll responses to the Interactive Wink Programs that originate from such Programmer's video programming and advertising or from such Third Party Wink Program Provider's Interactive Wink Programs, respectively. DIRECTV further acknowledges that Wink will be providing to Programmers, Third Party Wink Program Providers, advertisers, or parties designated by such entities to fulfill Wink Transactions ("Fulfillment Entities") both (a) aggregate reports on Wink-enabled DIRECTV System Subscriber responses and (b) provided that such Wink-enabled DIRECTV System Subscribers have not requested their removal from any such data collection, reports on individual Wink Transactions that are generated as a result of a Wink-enabled DIRECTV System Subscriber's deliberate interaction with the Interactive Wink Program to which the report relates. Wink represents and warrants to DIRECTV that: (i), except as set forth herein, it shall not collect, use or provide to any third party any information related to a Wink-enabled DIRECTV System Subscriber including, but not limited to, name, address, phone number and credit card number, (collectively, "Wink-enabled DIRECTV System Subscriber Data"); (ii) Fulfillment Entities shall be expressly prohibited pursuant to executed written agreements with Wink from (x) collecting or using any Wink-enabled DIRECTV System Subscriber Data for purposes other than fulfilling orders and requests from the Wink -enabled DIRECTV System Subscriber, and (y) selling or providing any Wink-enabled DIRECTV System Subscriber Data to third parties, except that, notwithstanding the foregoing (x) and (y) Fulfillment Entities may be permitted to use or provide to third parties the Wink-enabled DIRECTV System Subscriber Data related to a particular Subscriber



Proprietary and Confidential               15
           if such Wink-enabled DIRECTV System Subscriber has purchased a product through an Interactive Wink Program, provided that such Wink-enabled DIRECTV System Subscriber Data shall not identify DIRECTV Subscribers as "DIRECTV Subscribers." Notwithstanding the foregoing, Fulfillment Entities may use any data regarding a Wink-enabled DIRECTV System Subscriber that is collected other than in connection with the Interactive Wink Programs and without Wink's assistance. Wink agrees to provide Wink-enabled DIRECTV System Subscribers with a means of securely registering their credit card or other preferred method of payment with the Wink Response Network through an on-screen Interactive Wink Program, and agrees to clearly disclose and provide Wink-enabled DIRECTV System Subscribers with a means of "opting out" of allowing Fulfillment Entities to provide their DIRECTV System Subscriber Data to third parties (such "opt-out" option shall apply to all Wink Transactions initiated by that Wink-enabled DIRECTV System Subscriber). Such credit card registration process shall be encrypted according to current television industry encryption standards, provided that if no such standard exists, the parties shall use reasonable efforts to reach agreement on such an encryption standard. Wink further agrees to make DIRECTV a third party beneficiary of Wink's agreements with Fulfillment Entities, if permitted by such agreements, Wink represents and warrants that it shall use its best reasonable efforts to enforce its rights under such agreements with Fulfillment Entities, to DIRECTV's benefit, should such Fulfillment Entities be in breach of such agreements with respect to their unauthorized use of any DIRECTV Subscriber data.

6.4. DIRECTV agrees to promote and market the availability of the Interactive Wink Programs to Wink enabled DIRECTV System Subscribers in the Territory. The parties agree that DIRECTV may brand such interactive capabilities of the Wink-enabled DIRECTV System Receiver in DIRECTV's sole discretion under any brand DIRECTV chooses, and that DIRECTV's use of any Wink-owned or controlled brand may be done in a manner so as to be clearly subordinate to DIRECTV's brand and in conformance with DIRECTV's trademark utilization guidelines. Subject to the preceding understanding and agreement, DIRECTV agrees to use reasonable efforts to explore the use of Wink brands in DIRECTV's marketing of Interactive Wink Programs and Wink-enabled DIRECTV System Receivers. Advertising, promotional, marketing and/or sales materials concerning the Interactive Wink Programs or the Wink Software provided by Wink may be used at the sole discretion of DIRECTV. Wink agrees that it shall only provide to DIRECTV those marketing materials whereby Wink has received all necessary prior approval from the applicable Programmers and Third Party Wink Program Providers featured in such marketing materials such that no further approvals shall be required from Programmers and Third Party Wink Program Providers for minor customization of the materials, including but not limited to, adding the name, logo and other marks of DIRECTV.


6.5 DIRECTV agrees that any marketing materials separately developed by DIRECTV intended to promote the capabilities of the Interactive Wink Programs must be approved in writing by Wink prior to distribution, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, use of the names and marks of Wink and separately Wink-developed marketing and promotional materials regarding Wink and the Interactive Wink Programs in routine promotional materials, such as program guides, program listings and bill stuffers, shall be deemed approved unless Wink specifically gives written notice to DIRECTV to the contrary. Nothing contained herein shall limit or restrict the right of DIRECTV to use such names and marks (i) in connection with the exercise of its rights hereunder or (ii) as permitted under any other contract or agreement, in connection with any advertising inserted in any television service or programming if the sponsor of such advertisement had the right to use such names and marks therein or otherwise than under this Master Agreement.



Proprietary and Confidential               16

6.6 DIRECTV agrees to provide to Wink at no charge, on a monthly basis, DIRECTV's good faith estimate of the number of Wink-enabled DIRECTV System Subscribers and the number of Wink-enabled DIRECTV System Receivers installed in Wink-enabled DIRECTV System Subscriber homes. The panics shall use good faith efforts in exploring methods to include in the monthly report data detailing the total number of Wink-enabled DIRECTV System Subscriber deletions, if any, and Subscriber breakdowns by state and metropolitan DMAs. The parties agree that Wink shall have the right to audit DIRECTV's good faith estimates as defined in Section 14.12.

6.7 Subsequent to the sale of the one millionth (l,000,000th) Wink-enabled DIRECTV System Receiver, Wink agrees to provide DIRECTV with matching promotional funds from Wink in the amount of one (1) dollar per Wink-enabled DIRECTV System Receiver ("Wink MDF Funds"). All promotional and marketing expenses deemed eligible for matching promotional funds by DIRECTV must be submitted to Wink for approval prior to commitment to such expenses, which approval shall not be unreasonably withheld. Such payments shall be made monthly within 30 days of receipt of both (a) the subscriber reports defined in section
           6.6 and (b) presentation of evidence of expenditure of such amounts. Marketing and promotional expenses eligible for matching promotional funds include events, television, print, radio or outdoor advertising, retail marketing materials, direct mail campaigns and other marketing communications specifically aimed at improving sales of Wink-enabled DIKECTV System Receivers and/or awareness or usage of Interactive Wink Programs among Wink-enabled DIRECTV System Subscribers. The parties agree that each party may contribute "in-kind" products and services in place of cash outlays on the approval of the other party. "In-kind" products and services include, but are not limited to, local advertising avails and templates for various forms of advertising and promotion that can be tailored for DIRECTV's use.

7.         REPRESENTATIONS, WARRANTIES AND LIABILITY LIMITATION

7.1        WINK'S WARRANTIES.

7.1.1      Wink hereby represents and warrants to DIRECTV that:
           (i) Wink is a corporation duly organized, validly existing and in good standing under the laws of the State of California;
           (ii) Wink has the requisite power and authority to execute and deliver this Master Agreement and to fully perform its obligations hereunder;
           (iii) Wink has the right to furnish the Wink Software, the Interactive Wink Programs, the Wink Virtual Channels and all content contained therein and the services related thereto as provided in this Master Agreement, free and clear of any restrictions by third parties;
           (iv) the execution, delivery and performance of this Master Agreement has been duly authorized by all corporate actions necessary on the part of Wink;
           (v) Wink is not subject to any contractual or other legal obligation which will in any way interfere with its full performance of this Master Agreement;
           (vi) the individual executing this Master Agreement on behalf of Wink has the authority to do so;
           (vii) the Wink Software and the Wink Response Network (and subsequent revisions and upgrades to same provided by Wink to DIRECTV) will operate and perform in accordance with all published specifications with respect thereto;
           (viii) the use or carriage by DIRECTV of the Wink Software, the Wink Engine, the Wink Virtual Channels or any other rights granted by Wink hereunder will not infringe upon the patent, copyright, trademark, or other proprietary right of any third party; and



Proprietary and Confidential               17

           (ix) Wink will perform all obligations and render all services hereunder in a professional and workmanlike manner to the best of its abilities.

7.1.2 Wink represents and warrants to DIRECTV that the Wink Software, the Wink Engine, the Wink Virtual Channels and the Wink Response Network (collectively, "Wink Products") are designed and developed, to be and will continue to be Year 2000 Compliant. "Year 2000 Compliant" shall mean that:

           (a) the Wink Products are fully functional and performs in accordance with Wink's published specifications and the specific warranties set forth elsewhere in this Master Agreement (together, the "Standards") prior to, during, and after the calendar year 2000 A.D., and that the Wink Products shall perform during each such period of time without any error relating to date functionality and/or data;

           (b) without limiting the generality of the foregoing, that the Wink Products (i) shall not cease to perform or provide or cause any software and/or system with which the Wink Products operates to provide invalid or incorrect results as a result of date functionality and/or data. or otherwise experience any degradation of performance or functionality with respect to the Standards as a result of such interfacing specifically arising from. relating to or including date functionally, (ii) has been developed and designed to be fully interoperable with year 2000-compliant software. hardware, and data and to ensure year 2000 compatibility, including, but not limited to, date data century recognition and calculations which accommodate same century and multi-century and leap year formulas and date values; (iii) shall effectively and accurately manage and manipulate data derived from, involving or relating in any way to dates including single century formulas and multi-century or leap year formulas, and will not cause an abnormally ending scenario within the Wink Products, or generate incorrect values or invalid results involving such dates, and (iv) provides that all date-related user interface functionalities and data fields include an indication of century.

7.2        DIRECTV represents and warrants to Wink that:

           (i) DIRECTV is a corporation duly organized and validly existing under the laws of the State of California;
           (ii) DIRECTV has the requisite power and authority to enter in this Master Agreement and to fully perform its obligations hereunder;
           (iii) the execution, delivery and performance of this Master Agreement has been duly authorized by all corporate actions necessary on the part of DIRECTV;
           (iv) DIRECTV is not subject to any contractual or other legal obligation which will in any way interfere with its full performance of this Master Agreement;
           (v) the individual executing this Master Agreement on behalf of DIRECTV has the authority to do so; and
           (vi) DIRECTV will perform all obligations and render all services hereunder in a professional and workmanlike manner to the best of its abilities.

7.3        LIMITATION OF LIABILITY

           NEITHER WINK, ON THE ONE HAND, NOR DIRECTV, ON THE OTHER HAND, SHALL, FOR ANY REASON OR UNDER ANY LEGAL THEORY, BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR LOSS OF PROFITS, REVENUES, DATA OR SERVICES, REGARDLESS OF WHETHER SUCH DAMAGES OR LOSS WAS FORESEEABLE AND REGARDLESS OF



Proprietary and Confidential               18

           WHETHER IT WAS INFORMED OR HAD DIRECT OR IMPUTED KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS IN ADVANCE.

8.         INDEMNIFICATION

8.1 Wink shall indemnify, defend and hold harmless DIRECTV, its parents, subsidiaries, and their respective officers, directors, employees and agents from and against any and all losses, settlements. claims, actions, suits, proceedings, investigation, judgments, awards, damages, liabilities, costs and expenses including, without limitation, reasonable attorneys' fees (collectively "Losses" and, individually, a "Loss") which arise out of or as a result of:

           (i)        any breach of this Master Agreement by Wink;

           (ii) any claim, demand, action, suit or proceeding in which it is alleged that the Wink Products or any part thereof, or the content of the Wink Virtual Channel violates or infringes any patent or copyright, trademark or other proprietary right of any third party or constitutes a misappropriation of any third party's trade secrets;

           (iii) any improper disclosure by Wink of any Confidential Information as defined herein ("Confidential Information Disclosures");

           (iv) any misuse under the terms of this Agreement by Wink or any third party, including, without limitation any Fulfillment Entity, of any DIRECTV Subscriber information, including but not limited to DIRECTV Subscriber credit card information or other personal financial data;

           and shall reimburse them for any and all legal, accounting and other fees, costs and expenses (collectively, "Expenses") reasonably incurred by any of them in connection with investigating, mitigating or defending any such Loss; provided, however, that Wink will not have any obligation or liability under this Section 8.1 to the extent that DIRECTV has an obligation or liability with respect to the same Loss under Section 8.2. If it is, or in the opinion of Wink may be, determined by competent authority that the Wink Products or any part thereof infringes any patent, copyright, trade secret or trademark of a third party or is enjoined, then Wink at its sole option and expense may: (a) procure for DIRECTV the right under such patent, copyright, trade secret or trademark to use, reproduce and distribute the Wink Products or such part thereof or such trademark as authorized in this Master Agreement, at no cost to DIRECTV; (b) subject to DIRECTV's approval which shall not be unreasonably withheld, replace the Wink Products or such part thereof or such trademark with other suitable software or trademark without material degradation in performance or functionality at no cost to DIRECTV; or
           (c) subject to DIRECTV's approval which shall not be unreasonably withheld, modify the Wink Products or such part thereof or such trademark to avoid infringement without material degradation in performance or functionality at no cost to DIRECTV.

8.2 Wink shall indemnify, defend and hold harmless Participating Manufacturers, their parents, subsidiaries, and their respective officers, directors, employees and agents from and against any and all losses, settlements, claims, actions, suits, proceedings, investigation, judgments, awards, damages, liabilities, costs and expenses including, without limitation, reasonable attorneys' fees (collectively "Losses" and, individually, a "Loss") which arise out of or as a result of any claim, demand, action, suit or proceeding in which it is alleged that the Wink Products or any part thereof, or any Wink Virtual Channel, violates or infringes any patent or copyright, trademark or other



Proprietary and Confidential               19
           proprietary right of any third party or constitutes a misappropriation of any third party's trade secrets.

8.3 DIRECTV shall indemnify Wink. its officers, directors, shareholders, employees and agents for, and shall hold them harmless from and against, any and all Losses which are sustained or incurred by or asserted against any of them and which arise out of any breach of this Master Agreement by DIRECTV and shall reimburse them for any and all Expenses reasonably incurred by any of them in connection with investigating, mitigating or defending any such Loss.

8.4 Promptly after receipt by a party of notice of the commencement of any action, suit, proceeding or investigation in respect of which such party may make a claim for indemnification hereunder, such party will give written notice thereof to the other party; but the failure to so notify the other party will not relieve the other party from any liability or obligation which the other party may have to any indemnified person (i) otherwise than under this Master Agreement or
           (ii) under this Master Agreement except to the extent of any material prejudice to the other party resulting from such failure. If any such action, suit, proceeding or investigation is brought against an indemnified person, the indemnifying party will be entitled to participate therein and, if it wishes to assume the defense thereof and gives written notice to the indemnified person of its election so to assume the defense thereof within 15 days after notice shall have been given to it by the indemnified person pursuant to the preceding sentence, will be entitled to assume the further defense thereof. Each indemnified person will be obligated to cooperate reasonably with the indemnifying party, at the expense of the indemnifying party, in connection with such defense and the compromise or settlement of any such action, suit, proceeding or investigation. If Wink is the indemnifying party, Wink shall make no compromise or settlement of any claim without the prior written consent of DIRECTV, which consent shall not be unreasonably withheld.

9.         NOTICES

           All notices, statements, and other communications given hereunder shall be in writing and shall be delivered by personal delivery, certified mail. return receipt requested, or by next day express delivery. Such notices must be addressed as follows:

                     If to WINK COMMUNICATIONS:
                     Attn.: Chief Financial Officer
                     1001 Marina Village Parkway
                     Alameda, CA 94501

                     If to DIRECTV:
                     Attn.: Vice President, Advanced Products
                     2230 East Imperial Hwy,
                     El Segundo, CA 90245

                     With a copy to:

                     Senior Vice President and General Counsel
                     Business Affairs


           The date of such telegraphing, personal or express delivery, or the date of receipt of a certified notice, if applicable, shall be deemed the date on which such notice is given and effective.



Proprietary and Confidential               20

10.        TRADEMARKS

           Other than as expressly provided otherwise herein, all right, title and interest in and to the Interactive Wink Programs or other rights, of whatever nature, related thereto shall remain the property of Wink. Further, the parties acknowledge and agree that with respect to all names, logos, marks, copyright notices or designations owned and utilized by the respective party in connection with the activities of that party are the sole and exclusive property of that party and no rights or ownership are intended to be or shall be transferred as a result of this Agreement. Wink shall not use, and no right or license is herein granted to Wink to use, any of the trade names, trademarks, copyrights, styles, slogans, titles, logos or service marks of DIRECTV. Notwithstanding the foregoing, DIRECTV permits Wink to include DIRECTV's trade name and logo for Wink's industry marketing materials, subject to (i) DIRECTV's Trademark and Style Guide. attached hereto and incorporated herein as Exhibit M and (ii) prior written approval by DIRECTV.

11.        FORCE MAJEURE

           Neither party shall have any liability to the other party for any failure to perform hereunder, if such failure is due to: an act of God; inevitable accident; fire; lockout; strike or other labor dispute; riot or civil commotion; act of government or governmental instrumentality (whether federal, state or local); act of terrorism; failure of performance by a common carrier; failure in whole or in part of technical facilities; sun spots or other electronic, electro-magnetic, atmospheric or other condition affecting transmission; loss or degradation of any DIRECTV satellite capacity (regardless of whether the Wink Interactive Programs are currently delivered on the affected transponder(s) at the time of such loss or degradation); or other cause (excluding financial inability or difficulty of any kind) beyond such party's reasonable control. Either party may terminate this Master Agreement upon written notice to the other party in the event of a Force Majeure which prevents either party from substantially performing under this Master Agreement for a period of sixty (60) continuous days.

12.        CONFIDENTIALITY

           As used herein, "Confidential Information" shall include: (x) the terms and conditions, other than the existence and duration, of this Master Agreement; (y) any information marked or orally disclosed as "confidential;" and (z) all personally identifiable information related to Wink-enabled DIRECTV System Subscribers or any other subscriber of DIRECTV, excluding such information which Wink-enabled DIRECTV System Subscribers have affirmatively provided to (i) Wink,
           (ii) a Programmer, or (iii) a Third Party Wink Program Provider with the express permission that the receiving party could provide such information to advertisers and other third parties. Neither party shall disclose Confidential Information to any third party (other than as necessary to its respective employees, in their capacity as such) except: (i) as expressly provided herein; (ii) as may be required by any court of competent jurisdiction, governmental agency, law or regulation, provided that the disclosing party takes reasonable steps to obtain confidential treatment of such information pursuant to an appropriate Protective Order (in such event the disclosing party. shall also notify the other party a reasonable time prior to disclosure so that the non-disclosing party may take further steps to protect the confidentiality of such information); (iii) as part of the normal reporting or review procedure to a party's accountants, auditors, agents, legal counsel and employees of parent and subsidiary companies, provided such accountants, auditors, agents, investors and potential investment partners, legal counsel, and employees of parent and subsidiary companies agree to be bound by this Section; and (iv) to enforce any of a party's rights pursuant to this Master Agreement. Any data transmission, including all reports, between Wink, DIRECTV and approved third parties



Proprietary and Confidential               21
           containing DIRECTV Subscriber data, is hereby identified as Confidential Information and all such Subscriber data shall be transmitted and stored in such a manner so as to ensure, through the use of best efforts, the security of such data from access by unauthorized parties.

13.        TERMINATION

13.1 BREACH. Notwithstanding any other provision herein, either party shall have the right to terminate this Master Agreement and any License granted herein by giving written notice to the other party if such other party breaches any of its material obligations under this Master Agreement and such breach is not cured within thirty (30) days of receipt of written notification specifically setting forth those items of nonperformance. The termination of this Master Agreement by either party shall be without prejudice to any other remedies that party may have. Each party shall be obligated to pay outstanding fees and payments accrued as of the date of termination,

13.2 BANKRUPTCY. If a party (i) becomes bankrupt or insolvent, however evidenced, (ii) admits in writing its inability to pay its debts when due, (iii) makes a general assignment for the benefit of creditors,
           (iv) has appointed, voluntarily or involuntarily, any trustee, receiver, custodian or conservator with respect to it or a substantial part of its property, (v) files, or has filed against it, a voluntary or involuntary petition in bankruptcy or (vi) makes any arrangement or otherwise becomes subject to any proceedings under the bankruptcy, insolvency, reorganization or similar laws of the United States or any state, then the other party shall have the right at any time thereafter to terminate this Master Agreement by giving written notice to such party.

13.3 RIGHTS UPON TERMINATION. All rights of DIRECTV to use the Wink Software (or any License granted hereunder for any reason) will cease upon expiration of the Term or upon the termination of this Master Agreement, and DIRECTV will (i) immediately purge all copies of all Wink Software from all computer processors or storage media on which DIRECTV has installed or permitted others to install such Wink Software (not including software, if any, within any Wink-enabled DIKECTV System Receiver, (ii) within ninety (90) days of such expiration or termination return all materials (other than the Equipment) provided by Wink or allow Wink to retrieve such materials at DIRECTV's Facilities on notice during regular business hours and without interrupting DIKECTV operations and (iii) within ninety (90) days of such expiration or termination, certify to Wink in writing, signed by an officer of DIRECTV, that all copies of the Wink Software have been returned to Wink or destroyed and that no copy of any Wink Software remains in DIRECTV's possession or under its control. Upon termination or expiration of the Master Agreement Wink shall immediately discontinue all use of all DIRECTV trademarks, including all marks associated in any way whatsoever with the Wink-enabled DIRECTV System and all marks or names associated with any programming or product offered by DIRECTV.

14.        GENERAL

14.1 BINDING EFFECT. Assignment This Master Agreement and License shall be binding upon the parties hereto and their respective successors and assigns, except that it may not be assigned by transfer, by operation of law or otherwise, without the prior written consent of the non-transferring party, which shall not be unreasonably withheld; provided, however, that either party may assign its rights and obligations under this Master Agreement and License, in whole or in part (i) to an Affiliated Company or to a successor entity to assignor's business; (ii) to a third party as part of preparing to go or going public; or (iii) to a third party, provided the assignor remains primarily liable for the performance of such third party's obligations hereunder. Except as otherwise provided herein, any



Proprietary and Confidential               22
           assignment of rights or delegation of duties under this Master Agreement by a party without the prior written consent of the other party, if such consent is required hereby, shall be void. Except as otherwise provided herein, no person shall be a third party beneficiary of this Master Agreement. For the purposes of this Master Agreement, "Affiliated Company(ies)" shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control (i.e., the power to direct affairs by reason of ownership of voting stock, by contract or otherwise) with such person or entity and any member, director, officer or employee of such person or entity.

14.2 AMENDMENTS, MODIFICATIONS, CANCELLATIONS. Except as otherwise contemplated herein, no addition to, and no cancellation, renewal, extension, modification or amendment of, this Master Agreement shall be binding upon a party unless such addition, cancellation, renewal, extension, modification or amendment is set forth in a written instrument which states that it adds to, amends, cancels, renews, extends or modifies this Master Agreement and which is executed and delivered on behalf of each party by an officer of each party.

14.3 WAIVERS LIMITED. No waiver of any provision of this Master Agreement shall be binding upon a party unless such waiver is set forth in a written instrument which is executed and delivered on behalf of such party by an officer of such party. Such waiver shall be effective only to the extent specifically set forth in such written instrument.

14.4 RELATIONSHIP. Neither party shall be or hold itself out as the agent of the other party under this Master Agreement. Nothing contained herein shall be deemed to create, and the parties do not intend to create, any relationship of partners or joint venturers as between DIRECTV and Wink, and neither party is authorized to or shall act toward third parties or the public in any manner which would indicate any such relationship. Likewise, no supplier of advertising or programming or anything else included in connection with the Interactive Wink Programs shall be deemed to have any privity of contract or direct contractual or other relationship with DIRECTV by virtue of this Master Agreement or DIRECTV's License hereunder. Wink disclaims any present or future right, interest or estate in or to the transmission facilities of DIRECTV.

14.5 GOVERNING LAW. The validity, interpretation, performance and enforcement of this Master Agreement shall be governed by the law of the State of California, without regard to its principles of conflicts of laws. The respective obligations of the parties under this Master Agreement are subject to all applicable federal, state and local laws, rules and regulations.

14.6       DISPUTE RESOLUTION/ARBITRATION.

                     (i) DISPUTES. Any dispute or disagreement arising between DIRECTV and Wink shall be resolved according to the following dispute resolution procedure: First, such dispute shall be addressed to each party's project manager for discussion and attempted resolution. If any such dispute cannot be mutually resolved by such project managers within 5 business days, then such dispute shall be immediately referred to the senior management of both parties for discussion and attempted resolution. If such dispute cannot be mutually resolved by such management representatives within 10 business days, then such dispute or disagreement may be referred by either party to arbitration in Los Angeles, California before one arbitrator and arbitrated in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), in effect on the date that such notice is given. Once appointed, the arbitrator shall appoint a time and place for a pre-hearing status conference not more than 14 days from the date of his or her appointment, and shall appoint a time and place for a final hearing not



Proprietary and Confidential               23
           more than 45 days from the date of the status conference. The final hearing shall. if at all possible as determined by such arbitrator, conclude no later than 30 days after its commencement. The parties shall also specifically have the right to seek injunctive relief as part of any arbitration.

                     (ii) ARBITRATOR. The party that demands arbitration of the unresolved dispute or disagreement shall specify in writing the matter to be submitted to arbitration. The dispute or disagreement shall be referred for resolution by a single arbitrator appointed in accordance with the Arbitration Rules of the AAA.

                     (iii) AWARD. The arbitrator shall render a written decision stating with reasonable detail the reasons for the decision rendered. Any monetary award shall be payable in immediately available funds and in United States dollars through a bank in the United States.

                     (iv) COSTS. Each party shall bear its own cost of preparing for and presenting its case; and the cost of arbitration, including the fees, and expenses of the arbitrator, will be shared equally by DIRECTV and Wink.

                     (v) ENFORCEMENT. The arbitration award shall be final and binding upon the parties and may be confirmed by the judgment of any court having appropriate jurisdiction, including but not limited to any court located in California.

14.7 ENTIRE AGREEMENT. This Master Agreement together with the Schedules and Exhibits attached hereto constitutes the entire contract between the parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by, between or among the parties with respect to the subject matter hereof.

14.8 SEVERABILITY. If any provision of this Master Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by, this Master Agreement or (ii) if such provision cannot be so reformed, such provision shall be severed from this Master Agreement and an equitable adjustment shall be made to this Master Agreement (including, without limitation, addition of necessary further provisions to this Master Agreement) so as to give effect to the intent so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Master Agreement.

14.9 HEADINGS. The headings set forth in this Master Agreement have been inserted for convenience of reference only, shall not be considered a part of this Master Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Master Agreement.

11.10 SURVIVAL OF REPRESENTATIONS. All representations and warranties set forth herein shall survive the termination or expiration of this Master Agreement and the consummation of the transactions contemplated hereby. In addition, Sections 8, 10, 12 and 14 shall survive any termination or expiration of this Master Agreement.



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

14.11 MOST FAVORED NATIONS. The term "Distributor" shall be defined as any entity distributing (or controlling an entity which distributes) video programming to subscribers. It does not include Programmers as defined herein. If Wink has agreed to provide or at any time during the Term agrees to provide, pursuant to a written agreement with any Distributor ("Third Party Agreement"), on any day during the term hereof, fees, rates, discounts, credits, commissions, rebates, marketing support or adjustments (collectively, "Financial Provisions") which are more favorable to such other distributor than those set forth in this Master Agreement, Wink shall give written notice thereof to DIRECTV and, at DIRECTV's election, this Master Agreement shall be deemed to have been modified so that, from the date on which such more favorable Financial Provisions are first so provided (or, if such more favorable Financial Provisions are now being provided, from the date hereof) and thereafter for so long as such more favorable Financial Provision continues to be so provided, DIRECTV shall receive such more favorable Financial Provisions.

14.12      AUDIT RIGHTS. During the term of this Master Agreement and for one
           (1) year thereafter, both parties shall maintain accurate and complete documents and information, as well as books and records in accordance with generally accepted accounting principles and practices which, at a minimum, shall contain sufficient information to enable an auditor to verify compliance with this Master Agreement. Upon not less than 30 days' prior written notice, either party shall have the right, during the term of this Master Agreement and for one
           (1) year thereafter to examine during normal business hours all of the documents, information, books and records of the other party to the extent necessary to verify compliance with this Master Agreement; provided, however, that such examinations shall not be conducted more frequently than once annually. If any such examination reveals a discrepancy in the amount paid by or to either party and the amount which should have been paid by or to either party, the party who has been demonstrated to have paid too little shall immediately pay to the other party an amount equal to the cost of such examination, plus the amount of the discrepancy, plus interest on the amount of such discrepancy at the rate of 1.5% per month (or, if lower, the maximum rate permitted by law) from the date on which such amount was paid by or should have been paid to the other party through the date on which payment is made to the other party (such payments shall only be made by DIRECTV if the under reporting by DIRECTV actually caused Wink to make payments to DIRECTV).



Proprietary and Confidential               25

IN WITNESS WHEREOF, the parties by their duly authorized representatives have entered into this Master Agreement as of the Effective Date.



WINK COMMUNICATIONS, INC.                      DIRECTV, INC.

Title:                                         Title:

By:    MAGGIE WILDEROTTER                      By:   Bradley Beale

Name:  President CEO                           Name: Vice President




Proprietary and Confidential               26

                     EXHIBIT A.: WINK/DIRECTV REVENUE SHARE

                     WINK RESPONSE SERVICE TRANSACTION FEES



Transaction Revenue Share is calculated as a percentage of Wink's gross revenues on the applicable Gross Transaction Routing Fees, based on the schedule below:

                                             Responses to Interactive Wink
Number of Wink-enabled                        Programs carried with third              Response to Interactive Wink
DIRECTV System                                 party video programming or                  Programs inserted by
Subscribers (as reasonably                    advertising, including those                 DIRECTV at DIRECTV's
determined by DIRECTV, and                       provided by Programmers                facilities, excluding all
subject to audit by Wink)                        ("National Responses")                     National Responses
Less than 2,006,000                                       [ * ]                                     [ * ]
2,000,000 - 2,999,999                                     [ * ]                                     [ * ]
3,000.000 - 3,999,999                                     [ * ]                                     [ * ]
4,000.000 - 4,999,999                                     [ * ]                                     [ * ]
5,000.000 - 5,999,999                                     [ * ]                                     [ * ]
6,000.000 or more                                         [ * ]                                     [ * ]

The Transaction Revenue Share for the applicable number of Wink-enabled DIRECTV System Subscribers shall apply for all Gross Transaction Routing Fees captured by Wink in the month in which that number of Wink-enabled DIRECTV System Subscribers is reached and for all months thereafter during the Term, until the next threshold for Wink-Enabled DIRECTV System Subscribers is met, at which point that next Transaction Revenue Share shall apply for all Gross Transaction Routing Fees thereafter, and so forth.


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with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


Proprietary and Confidential               27

EXHIBIT B: WINK SOFTWARE

STANDARD ITEMS:

-      WINK BROADCAST SERVER VERSION 2.X
-      WINK SERVER MODULE ENGINE VERSION 1.X
-      WINK RESPONSE SERVER (MODEM RETURN PATH) VERSION 1.X
-      WINK BILLING SYSTEM INTERFACE VERSION 1.X
-      WINK A/D GATEWAY FOR CAPTURING AND REINSERTION OF INTERACTIVE WINK OGRAMS
-      PROVIDED IN ANALOG VBI AND REINSERTED IN DIRECTV DATA BROADCAST STREAMS
-      WINK STUDIO VERSION 2.X (5-SEAT LICENSE)
-      WINK SERVER STUDIO 1.X (5-SEAT LICENSE)

OPTIONAL ITEMS:

-      WINK AD INSERTION SERVER MODULE, DIFFERENT INTERFACES AVAILABLE





Proprietary and Confidential               28

EXHIBIT C.: ATVEF TRANSLATOR ADDENDUM

[*]

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portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed
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

EXHIBIT D.: PRICING AND PAYMENT TERMS

All products and services are billed Net/45.


(A)    WINK SOFTWARE PROVIDED FREE OF CHARGE DURING THE TERM:

-      Site License for the Wink Broadcast Servers 2.x
-      Site License for the Wink Response Server 1.x
-      License for the Wink Billing System Interface l.x
-      Site License for Wink Server Module Engine 1.x
-      Site License for A/D Gateway
-      5 seat license for Wink Studio 2.x
-      5 seat license for Wink Server Studio 1.x

DIRECTV may deploy as many copies of each Wink Software program as necessary to ensure reliable transmission from Facilities for the purpose of serving Wink -enabled DIRECTV System Subscribers in the Territory.


(B)    WINK SERVICES PROVIDED FREE OF CHARGE:

- Site survey and installation of all Wink Software and other products provided by Wink
- A two-day training session for operating and maintaining the Wink Broadcast Server
- A two-day training session for developing Interactive Wink Programs using Wink Studio and Wink Server Studio
- Up to five one day Customer Service and Sales training sessions for DIRECTV staff
- All training to be provided at DIRECTV facilities at a mutually agreeable time


(C)    THIRD PARTY PRODUCTS PROVIDED FREE OF CHARGE:

- All necessary server hardware to support reception and transmission of national Interactive Wink Programs and the Wink Virtual Channels
- Norpak VBI readers for each incoming analog video stream carrying Interactive Wink Programs
-      Cables, hubs, etc. necessary to connect all Wink related equipment
- All telecom products and services to support collecting of Wink Responses from Wink -enabled DIRECTV System Receivers, and to interface to DIRECTV's billing system

All hardware products provided must be returned to Wink upon termination or expiration of the Master Agreement.


(D)    REQUIRED THIRD PARTY PRODUCTS TO BE LICENSED BY PARTICIPATING
       MANUFACTURERS

-      Wink Engine software

(E)    OPTIONAL WINK SOFTWARE AND SERVICES:

- License for Wink Ad Insertion Server Module (delivery dependent on vendor/interface)

       Existing interfaces                                                      Free
       New interfaces                                                           NRE based on time and materials,
                                                                                not to exceed $25,000
       Custom interface work                                                    $ 1,000/day
       Additional 5-seat license packs for Wink Studio                          $ 3,000
       Additional 5-seat license packs for Wink Server Studio                   $ 5,000
       Phone training and consulting beyond bundled services                    $125/hr
       Technical support                                                        $2,500/month
       Application development                                                  $2,500 min., $125/hr
       ATVEF Translator                                                         See Section 5.200



Proprietary and Confidential               30

       EXHIBIT E.: PRELIMINARY STATEMENT OF WORK


       See Wink/DIRECTV Statement of Work, draft dated 12/22/98


                                        [*]


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






                                     [ * ]



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                                     [ * ]
















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                                     [ * ]



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                                     [ * ]



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with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

                                     [ * ]



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with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

                                     [ * ]


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                                     [ * ]


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with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.
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                                     [ * ]










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                                     [ * ]







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                                     [ * ]








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

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

                                STATEMENT OF WORK

                                                    code downloads to the IRD
                                                    software. This prototype
                                                    will not support broadcast
                                                    data nor a return path.

        ET5.D2 Manufacturer to Wink Manufacturer delivers updated version of the module software (SW2) which adds a device control driver, a broadcast data driver and a functional TV
                                                    Control task.

        ET5.D5          DIRECTV to Wink             DIRECTV brings up
                                                    'Engineering SCID'
                                                    transmitting Wink data in
                                                    the correct format. Wink
                                                    will have telnet access to
                                                    control the behavior and
                                                    content of the data.

ET6:    ET5 + 2 Weeks
        ET6.D1          Wink to Manufacturer        A version of the Wink Engine
                                                    (PROTO2)' which supports
                                                    apps delivered via broadcast
                                                    data stream. and user input
                                                    from the IRD control task.

        ET6.D2          Manufacturer to Wink        QA Test Environments

        ET6.D2          Manufacturer to Wink        An updated version module
                                                    software (SW3) which adds
                                                    support for the modem, and a
                                                    ??TCP/IP/PPP?? stack.

ET7:    ET6 + 3 Weeks                               QA Begins at Wink

        ET7.D 1         Wink to Manufacturer        Wink delivers a 3rd version
                                                    of the Wink Engine (PROTO3)
                                                    which supports a' return
                                                    path over the modem. Wink
                                                    Engine is 'code complete'
                                                    with all features and
                                                    functions having passed
                                                    engineering test.

ET8:    ET7 + 6 Weeks
        ET8.D1          Wink to Manufacturer        Wink Software on HW1 modules
                                                    ready for Certification at
                                                    Manufacturer (PROTO4).

        ET8.D2          Manufacturer to Wink        Final Manufacturer Hardware
                                                    (HW2) and updated software
                                                    (SW4).

ET9:    ET8 + 4 weeks                               IRD with Wink Engine pass
                                                    Certification at
                                                    Manufacturer.
        ET9.D1          Manufact. to DIRECTV        IRD with Wink Engine begin
                                                    SI&T at DIRECTV

ET10:   ET9 + 0 weeks                               (2 week prelim. integration
                                                    at DIRECTV begins 2 weeks
                                                    before ETS.)

        ET10.D1         All                         IRD with Wink Engine begin
                                                    SI&T at DIRECTV

THE FOLLOWING MILESTONES ARE REALLY SYSTEM RELATED - THUS NAMED STN. THIS BEGINS AFTER ALL COMPONENTS ARE DELIVERED TO DTV AFTER HAVING COMPLETED COMPONENT TESTING.

ST1:    ET10/BT7/RT6 + 4 weeks                      4 weeks for f'inal
                                                    integration after last
                                                    component arrives
        ST1.D1          All                         Pass SI&T at DIRECTV. Begin
                                                    Acceptance Test.

ST2:    ST1 + 7 weeks                               Field Test
        ST2.D1          All                         Pass Acceptance Test at
                                                    DIRECTV.

TOTAL: 35 WEEKS

                                  CONFIDENTIAL


10:42 AM 12/23/98               STATEMENT OF WORK                   Page 12 / 23



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portions of this exhibit pursuant to a request for confidential treatment filed
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portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed
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                                     [ * ]






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                                     [ * ]


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                                     [ * ]


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                                     [ * ]









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                                     [ * ]











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portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

        EXHIBIT F: PRELIMINARY SCHEDULE




        See Wink/DIRECTV Statement of Work, draft dated 12/22/98.








Proprietary and Confidential                                                  32

                                 [ILLUSTRATION]

                                 [ILLUSTRATION]

EXHIBIT G.: WINK PROVIDED VIRTUAL CHANNELS

                                            BRANDING
NAME         DESCRIPTION                    BANDWIDTH       MINIMUM    TERMS

WEATHER      Current weather and            [ * ]           TBD        [ * ]
             forecasts on demand-           [ * ]
             localization based on          [ * ]
             user location and/or
             preferences

SPORTS       Current pro and                [ * ]           TBD        [ * ]
             college scores on              [ * ]                      [ * ]
             demand - football,                                        [ * ]
             basketball, baseball,
             hockey, golf, tennis
             and auto racing -
             localization based on
             user location and/or
             preferences

GENERAL      Current news                   [ * ]           TBD        [ * ]
NEWS         headlines, articles on         [ * ]
             Demand                         [ * ]

BUSINESS     Financial news and             [ * ]           TBD        [ * ]
NEWS         market data - may              [ * ]                      [ * ]
             include limited                [ * ]                      [ * ]
             personalization for
             tracking of
             stocks/portfolio in a
             later release

SHOPPING     Virtual stores for              [ * ]          TBD        [ * ]
             select merchandise -            [ * ]                     [ * ]
             books, music, videos,                                     [ * ]
             clothes, travel,
             flowers, etc.

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portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


Proprietary and Confidential            33

[ * ]


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Proprietary and Confidential             34

[*]



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portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

Proprietary and Confidential
Execution Copy

[*]









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portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

Proprietary and Confidential
Execution Copy

[*]




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with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

Proprietary and Confidential
Execution Copy

[*]










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portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

Proprietary and Confidential
Execution Copy

EXHIBIT I.: STANDARD WINK ENGINE LICENSE TERMS FOR PARTICIPATING MANUFACTURERS

See Sample December 22, 1998 - Development and License Agreement between Wink and a Manufacturer of DIRECTV System Receivers



Proprietary and Confidential                35

                           SAMPLE - DECEMBER 22, 1998
                        DEVELOPMENT AND LICENSE AGREEMENT

THIS DEVELOPMENT AND LICENSE AGREEMENT (the "Agreement") is made as of _____ ___199_ (the "Effective Date"), between Wink Communications, Inc., a California corporation with offices at 1001 Marina Village Parkway, Alameda, CA 94501 ('"Wink") and __________ , _________ , __________ , ___________ , a __________
corporation, with offices at ______________________ ("Manufacturer").



                             BACKGROUND


        A. Wink is a software developer that has developed an end-to-end system for delivering interactive applications synchronized with or independent of television programs and advertisements. Among other software, Wink develops, customizes, supports and licenses its software engine (the "Wink Engine") that decodes Wink's protocol and displays the interactive applications overlaid on a television screen.

        B. DIRECTV, a California corporation ("DIRECTV"), whose address is 2230 East Imperial Highway, El Segundo, CA 90245 and Wink have entered into a license agreement (the "Master Agreement") under which DIRECTV has licensed certain software from Wink and has agreed to transmit certain interactive programs that can be decoded and displayed by a Wink Engine resident in a DIRECTV System Receiver (as defined below).

        C. Manufacturer is a manufacturer of television set top boxes and video products, and has a valid and current license with DIRECTV to produce and distribute devices incorporating DIRECTV technologies and capable of receiving and decoding DIRECTV signals ("DIRECTV System Receivers").

        D. Wink and Manufacturer desire that Wink grant to Manufacturer the right to embed a customized version of the Wink Engine on DIRECTV System Receivers to be distributed in continental United States.


                                    AGREEMENT

1.      DEFINITIONS

        1.1 "ICAP" means the Interactive Communicating Applications Protocol developed by Wink. ICAP defines a method for delivering self-contained, compact, platform independent, graphical interactive applications which are decoded and executed by the Wink Engine in the Wink-enabled DIRECTV System Receiver.

        1.2 "Wink Engine" means Winks proprietary platform- and user interface-independent software engine that implements Wink's Interactive Communicating Applications Protocol for the interpretation of interactive graphical applications.

        1.3 "Statement of Work" means one or more document(s) to be mutually agreed upon and executed by the parties and attached as Exhibit A (and numbered successively, A-l, A-2, etc.) setting forth the Development Plan, Specifications, Deliverables, each party's respective development obligations, payment and related terms and conditions with respect to each Manufacturer product for which the Wink Engine is customized and each development project undertaken otherwise relating to customize the Wink Engine.

        1.4 "Development Plan" means the schedule and plan for completion of the development activities under this Agreement as set forth in each Statement of Work.

        1.5 "Specifications" means the technical and other specifications for the Deliverables to be developed by the parties under this Agreement as set forth in each Statement of Work.

        1.6 "Deliverables" means each item identified as a deliverable in each Statement of Work.

        1.7 "Licensed Engine" means version 2.0 of the Wink Engine as customized under each Statement of Work in object code format and any Updates, and any related documentation which Wink may create, in Wink's sole discretion.

        1.8 "Update" means a release of the Licensed Engine which contains error corrections or minor enhancements, but which is not a new version containing significant new features or functionality, in each case as determined in Winks sole discretion. An Update shall be designated by a change in the digit or digits only to the right of the decimal point in the version number.

        1.9 "Manufacturer Device" means the DIRECTV System Receiver as identified in each Statement of Work,

        1.10 "Wink-enabled DIRECTV System Receiver" means a DIRECTV System Receiver containing the Licensed Engine (or a DIRECTV System Receiver that contains a memory component into which the Licensed Engine may be loaded or transmitted) and which is able to receive both DIRECTV programming and Wink interactive programs transmitted by DIRECTV.

        1.11 "Subdistributors" means entities authorized by Manufacturer to distribute the Wink-enabled DIRECTV System Receiver(s) including subsidiaries, affiliates, distributors, resellers, value-added resellers, dealers or sales representatives.

        1.12 "Intellectual Property Rights" means all current and future worldwide patents and other patent rights, copyrights, mask work rights, trade secrets, know-how and all other intellectual property rights, including without limitation all applications and registrations with respect thereto.

2.      DEVELOPMENT, DELIVERY AND ACCEPTANCE

        2.1 Development. The parties agree to use their reasonable commercial efforts to customize the Wink Engine for the Manufacturer Device identified in each Statement of Work or to complete any additional development of a Licensed Engine after Final Acceptance as set forth in each respective Statement of Work. Each party's obligations under this Agreement are contingent upon mutual agreement to each Statement of Work. The terms of this Agreement shall apply to all such development efforts except to the extent expressly set forth in a particular Statement of Work.

        2.2 Cooperation and Assistance. Manufacturer shall (i) assist Wink in producing the Specifications and (ii) provide other necessary materials and information, as mutually agreed by the parties in the Development Plan or otherwise.

        2.3 Provision of Software, Hardware and Equipment. Manufacturer shall provide to Wink free of charge (including all taxes and freight) all hardware, software, and equipment reasonably necessary for Wink to complete development and duplicate the Manufacturer environment ("Equipment"). A preliminary list of Equipment shall be included in each Statement of Work and may be updated from time to time by mutual agreement. Manufacturer shall retain title to all such Equipment provided to Wink, and Wink shall return all such Equipment to Manufacturer upon written request and at Manufacturer's sole cost and expense. Wink shall exercise the same degree of care with the Equipment as Wink does for its own equipment.

        2.4 Modifications. Wink may alter the Specifications commensurate with good faith efforts to finalize and refine the Deliverables in accordance with Manufacturer's needs and objectives for the Licensed Engine, and subject to DIRECTV's written permission. Any such changes will be documented in writing and provided to Manufacturer. Any other changes to a Statement of Work may only be made by mutual agreement of the parties and all provisions affected by such changes shall be appropriately adjusted.

        2.5 Delays. In the event Manufacturer is late in the performance of its obligations in accordance with the Development Plan, and such delay affects Wink's obligations hereunder, Wink's performance of such affected obligations shall be delayed by the time period necessary to account for such delay.

        2.6 Delivery and Acceptance. Upon completion, Wink shall deliver to Manufacturer each Deliverable, Accompanying the final Deliverable for a given Statement of Work, Wink shall include test criteria that will exercise critical functionality of such Deliverables, Test criteria will include test cases and test applications that test for cross-platform compatibilities and for Manufacturer-specific implementation features. Within thirty
                (30) days after receipt, Manufacturer shall review and evaluate each Deliverable according to Wink's test criteria, if applicable, and shall provide Wink with a written acceptance of the Deliverables or a written statement setting forth those material errors to be corrected ("Statement of Errors"). Manufacturer shall not withhold acceptance of any Deliverable unless such Deliverable materially deviates from the Specifications. Wink and Manufacturer recognize that the Deliverables will not be error-free. If Manufacturer provides a Statement of Errors, Wink shall use reasonable commercial efforts to correct such errors as are validated by Wink, if any, as soon as practicable, and to return a copy of the updated Deliverables to Manufacturer for review and reevaluation. The foregoing procedure shall be repeated until acceptance by Manufacturer of the Deliverables or the parties mutually agree to cease development and terminate this Agreement or the applicable Statement of Work. Manufacturer's failure to accept or provide a Statement of Errors within such thirty day period shall be deemed an acceptance of such Deliverables. The parties agree that additional testing performed in conjunction with DIRECTV or their designated party may be required, and agree to include an estimate of the time and effort involved in such testing in the Statement of Work.

        2.7 Transfer of Software. Upon Manufacturer's acceptance of the completed' Licensed Engine ("Final Acceptance"), Wink shall deliver to Manufacturer a master diskette or other digital storage media for use by Manufacturer in accordance with the terms of this Agreement.

        2.8 Right to Pursue Other Projects. Wink is in the business of developing and modifying the Wink Engine for itself and for others. This Agreement shall not be construed as prohibiting Wink from granting rights to the Licensed Engine to third parties or Wink's further development, modification or distribution of the Wink Engine.

3.      GRANT OF RIGHTS

        3.1 Licensed Engine. Subject to the terms and conditions of this Agreement, effective upon Final Acceptance, Wink grants to Manufacturer a, non-exclusive, non-transferable (except as provided in Section 13.3), right and license, under Wink's Intellectual Property Rights in the Licensed Engine, to (a) use, reproduce and have reproduced the Licensed Engine, solely for the purpose of incorporating the Licensed Engine into a Manufacturer Device and as necessary in the course of distribution and support of the Wink-enabled DIRECTV System Receiver as permitted hereunder; (b) distribute copies of the Licensed Engine solely for incorporation into a Wink-enabled DIRECTV System Receiver which was previously acquired (directly or indirectly) from Manufacturer for use only with such previously acquired unit, and not otherwise on a stand-alone basis; and (c) distribute the Wink-enabled DIRECTV System Receiver in the United States of America. Manufacturer's right to distribute copies of the Licensed Engine pursuant to Section
                3.1 (b), above, is subject to the condition that Manufacturer and its Subdistributors shall observe procedures reasonably acceptable to Wink for monitoring such stand alone distribution of the Licensed Engine, including encryption where distributed electronically or broadcast. All such procedures, including related record retention and audit procedures, shall be mutually agreed in writing by Manufacturer and Wink prior to any such distribution.

        3.2 Submanufacturers. Manufacturer shall have the right to provide the Licensed Engine to its third party manufacturers (each a "Submanufacturer"), provided that each Submanufacturer agrees in a signed writing (i) to use and reproduce Licensed Engines and Wink-enabled DIRECTV System Receivers only for Manufacturer's account, (ii) not to sell or distribute Licensed Engines and Wink-enabled DIRECTV System Receivers except to Manufacturer,
                (iii) to keep the Licensed Engine confidential pursuant to terms and conditions no less restrictive than the terms and conditions described in Section 10 below and (iv) that Wink is a third party beneficiary of such agreement and may enforce such agreement directly against such Submanufacturer. Manufacturer's provision of the Licensed Engine to such Submanufacturer shall in all instances be subject to (a) Manufacturer's assurance that it will use the same level of care in choosing Submanufacturers for Manufacturer Devices incorporating the Licensed Engine as it does for its other products, and will take all reasonable steps to prevent unauthorized disclosure of Wink Confidential Information, and (b) Manufacturer's prompt notification to Wink if Manufacturer knows or believes that a Submanufacturer has breached the provisions of subsection (i) - (iii) above. In the event that Manufacturer desires to provide the Licensed Engine to a Submanufacturer without also providing such Submanufacturer with software owned by Manufacturer, Manufacturer's provision of the Licensed Engine to such Submanufacturer shall be subject to Wink's written approval (not to be unreasonably withheld) of such Submanufacturer. Manufacturer shall use commercially reasonable efforts to ensure that all Submanufacturers abide by the terms of their written agreements described herein and keep Wink apprised of its activities in enforcing such agreements.

        3.3 Subdistributors. Manufacturer may exercise its distribution rights hereunder through the use of Subdistributors; provided, that each Subdistributor must agree in a signed writing, prior to obtaining any copy of the Licensed Engine from Manufacturer, to be bound by all applicable restrictions on Manufacturer set forth in this Agreement. Such writing shall provide that Wink is a third party beneficiary of such agreement and may enforce such agreement directly against such Subdistributor. Manufacturer shall promptly notify Wink if Manufacturer has reason to believe that any of Manufacturer's Subdistributors may not be abiding by such restrictions. Manufacturer shall diligently police and enforce such restrictions including specific measures reasonably requested by Wink from time to time.

        3.4 Proprietary Notices. All copies of the Licensed Engine reproduced or distributed by Manufacturer shall contain copyright and other proprietary notices in the same manner in which Wink incorporates such notices in the Licensed Engine or in any other manner requested by Wink. Wink's current copyright and proprietary notices are set forth in Exhibit B. In addition, at Wink's request, Manufacturer shall mark the Manufacturer Device with such patent notices as may be permitted or required under Title 35, United States Code. Manufacturer shall incorporate such notices not more than 90 days after the date on which Wink provides the form of notice and will use its best efforts to incorporate such notices sooner.

        3.5 Limitations, Manufacturer shall not modify, prepare derivative works of, reverse engineer, disassemble, decompile, or otherwise attempt to obtain access to the source code of the Licensed Engine,

4.      FEES

        4.1 Wink agrees that there shall be no per copy license fees or other license fees due Wink in connection with Manufacturer's license of the Licensed Engine. Manufacturer agrees to pay the support fees defined in Exhibit C, section 6 within thirty days of receipt of an invoice from Wink. Manufacturer further agrees to pay the non-recurring engineering charges ("NRE") set forth in each Statement of Work upon acceptance of the final version of the object code for the applicable Licensed Engine ("Gold Master"). In no event shall such NRE exceed $300,000 per Licensed Engine. Wink agrees that such NRE shall be waived if the following conditions are met:

                (a) Manufacturer and Wink meet the deadline for delivery and acceptance of the Gold Master, as stated in the Development Plan, and as amended by mutual agreement between the parties. If the parties fail to meet the deadline for delivery of the Gold Master in the Development Plan, the parties shall evaluate the causes of such delay. If Wink has, in Wink's sole and reasonable opinion, contributed to such delay, the deadline shall be extended to reflect such delay by Wink.

                (b) For each full month that the acceptance of the Gold Master, as stated in the Development Plan, is delayed through no fault of Wink, the waiver of non-recurring engineering charges shall be reduced by one third. After three months of a delay, the full amount shall be due and payable on the date of acceptance of the Gold Master by Manufacturer.

        4.22 Currency; Taxes. All payments hereunder shall be in United States dollars. All payments, if any, by Manufacturer shall be made free and clear of, and without reduction for, any sales, use, value added, or similar taxes, other than taxes based on the net income of Wink, including foreign withholding tax. Any such taxes which are otherwise imposed on payments to Wink shall be the sole responsibility of Manufacturer.

5.      WARRANTY

        5.1 Product Warranty. Wink warrants to Manufacturer that under ordinary use the Licensed Engine shall function substantially in conformance with the Specifications for a period of no less than ninety (90) days after Manufacturer's Final Acceptance.

        5.2 Defects not Covered by Warranty. Wink's warranty shall not extend to problems in the Licensed Engine that result from: (i) Manufacturer's, or any of its customer's, failure to implement any Updates to the Licensed Engine which are, provided by Wink;
               (ii) changes to the operating system or environment or to Manufacturer Devices which adversely affect the Licensed Engine;
               (iii) any alterations of or additions to the Licensed Engine performed by parties other than Wink without Wink's prior written authorization; (iv) use of the Licensed Engine in a manner inconsistent with the Specifications or in a manner in which it was not intended; or (v) combination of the Licensed Engine with other products not supplied by Wink or specifically identified in the applicable Specifications as compatible with the Licensed Engine, which problems do not affect the Licensed Engine standing alone.

        5.3 Exclusive Remedy. Wink's sole obligation and Manufacturer's exclusive remedy under the above warranty shall be for Wink to use commercially reasonable efforts at Wink's facilities to correct reproducible errors in the Licensed Engine to the extent necessary bring it into conformity with Wink's warranty set forth above.

        5.4 Disclaimer. EXCEPT FOR THE ABOVE EXPRESS LIMITED WARRANTY, WINK MAKES AND MANUFACTURER RECEIVES NO WARRANTIES WITH RESPECT TO THE LICENSED ENGINE, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND WINK SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE. Wink does not warrant that operation of the Licensed Engine will be error free.

6.      PROPERTY RIGHTS

        Manufacturer agrees that as between Manufacturer and Wink, Wink owns all right, title and interest in the Licensed Engine and all modifications and derivatives thereof including all Intellectual Property Rights. Except as expressly provided in Section 3, Wink does not grant to Manufacturer any right, title or interest in the Licensed Engine, whether by implication, estoppel or otherwise. All rights with respect to the Licensed Engine not specifically granted herein are reserved to Wink.

7.      MARKETING; TRADEMARKS AND TRADE NAMES

        7.1     USE OF TRADEMARKS.

                7.1.1 Promotion and Advertising. During the term of this Agreement, in the event that Manufacturer or any Subdistributor advertises, promotes or markets the functionality of the Licensed Engine, Manufacturer may, and may require its Subdistributors to, use the trademarks, marks, trade names, logos, and other product and company identifiers of Wink that Wink may adopt, from time to time ("Wink Trademarks"). Use of the Wink Trademarks shall be consistent with Wink's trademark usage policy which Wink may adopt from time to time and of which Wink has notified Manufacturer. Manufacturer and its Subdistributors may use trade names, marks or trademarks in addition to the Wink Trademarks in connection with the Wink-enabled DIRECTV System Receiver.

                7.1.2 Approval of Representations. All representations of Wink's Trademarks that Manufacturer or its Subdistributors intend to use shall first be submitted to Wink for approval (which shall not be unreasonably withheld) of design, color, and other details, or shall be exact copies of those used by Wink. To ensure trademark quality, within a reasonable time prior to Manufacturer's first commercial shipment of the Wink-enabled DIRECTV System Receiver bearing one or more Wink Trademarks, Manufacturer shall supply to Wink one such Wink-enabled DIRECTV System Receiver for inspection and testing by Wink to ensure that such Wink-enabled DIRECTV System Receiver conforms to Wink's standards of quality for products sold under the Wink Trademarks. In no event shall Manufacturer commence commercial shipment of any such Wink-enabled DIRECTV System Receiver (except as set forth above) under the Wink Trademarks without Wink's prior written approval.

                7.1.3 Restrictions. At no time during or after the term of this Agreement shall either party register, attempt to register or cause the registration of any of the trademarks of the other party which give rise to the likelihood of confusion. Except as expressly set forth herein, nothing herein shall grant to either party any right, title or interest in the other party's trademarks. At no time during or after the term of this Agreement shall either party challenge or assist others to challenge the other party's trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of the other party.

        7.2 Marketing and Promotion. Manufacturer shall promote the functionality of the Licensed Engine in its presentations to customers and in its marketing materials as a prominent feature of the Wink-enabled DIRECTV System Receiver.

        7.3     Wink Markings and User Interface Elements.

                7.3.1 Remote Button. All remote controls that Manufacturer markets for use with Wink-enabled DIRECTV System Receivers shall contain a dedicated button for enabling the functionality of the Licensed Engine ("Wink Button"). The Wink Button shall include a marking chosen by Wink, on and/or adjacent to the Wink Button. For each remote, the location and size of the Wink Button shall be mutually agreed upon, but shall be as prominent as buttons and markings for the menu, info, guide and select options on any such remote.

                7.3.2 Manuals. Manufacturer shall ensure that manuals, or any other documentation describing functionality of the Licensed Engine will contain information on use of the Licensed Engine functionality and Wink copyright and proprietary notices. The content and location of such information and notices shall be mutually agreed upon, but shall be in the same place, the same size and same prominence as similar information for other functionality.

                7.3.3 Device Specific and On-screen Information. Wink will provide to Manufacturer artwork for a logo that may be placed on all Wink- enabled DIRECTV System Receivers. Manufacturer may silk screen or similarly affix this logo on each Wink-enabled DIRECTV System Receiver. Manufacturer shall ensure that: (i) if a Wink-enabled DIRECTV System Receiver has a main menu or menu with similar functionality, a menu item will be reserved for Wink, which will allow users to access information regarding the Licensed Engine functionality, the content of screen and name of menu item in menu shall be mutually agreed upon by the parties; and (ii) if a Wink-enabled DIRECTV System Receiver has the capability to display help screens that include descriptions of device or remote control functionality, information regarding Licensed Engine functionality shall be provided, the content and style of such information shall be mutually agreed to by the parties.

                7.3.4 Splash Screens. Wink shall have the right to include a splash screen that shall be displayed from time to time and that will contain information, including without limitation, Wink markings, and copyright and other proprietary right notices to be mutually agree upon with respect to placement and timing.

                7.4 Press Releases. The parties intend to cooperate and participate in public relations programs to promote the Licensed Engine and the relationship between the parties. Appropriate personnel from each party shall participate in such public relations programs. The parties shall cooperate with respect to and mutually approve (not to be unreasonably withheld or delayed) all press releases issued by either party with respect to this Agreement or the parties' relationship. Unless otherwise agreed in writing by the parties, each press release issued pursuant to this Section shall contain:
                        (i) in the body of the release, the name and location of both parties and a quote from an executive of both parties; (ii) in a footnote at the end of the release, both parties' proprietary notices with respect to technology discussed in the body of the release. Whenever feasible, the press release shall also include the logo of each party.

        7.5 Disclosures of Terms. Each party agrees not to disclose the terms of this Agreement to any third party without the other's written consent in its sole discretion, except to such party's accountants, attorneys and other professional advisors, or as required by securities or other applicable laws; provided, however, that the parties agree that DIRECTV, Inc. shall be provided with an executed copy of this Agreement, and all schedules, attachments and exhibits attached hereto, within thirty (30) days of the Effective Date. Notwithstanding this paragraph, each party shall have the right to say the following in meetings with customers, prospective customers, or prospective investors:


                - Manufacturer and Wink are working together,

                - Manufacturer is licensing Wink's technology.

                - Wink is porting the Wink Engine to Manufacturer set-tops.

     8.        TRAINING, SUPPORT AND MAINTENANCE

        8.1 Maintenance. Wink agrees to make available to Manufacturer, at no charge to Manufacturer, all Updates released by Wink and permit Manufacturer to distribute Updates to its Subdistributors and Submanufacturers for their use consistent with this Agreement, Manufacturer shall promptly notify its Submanufacturers and Subdistributors of the availability of each Update and Manufacturer shall require its Submanufacturers and shall use reasonable commercial efforts to require its Subdistributors to promptly begin using each such Update in place of the previous version of the Licensed Engine. Manufacturer shall be responsible for making such Updates available to its customers,

        8.2 Technical Support. Wink shall make available to Manufacturer technical support, as set forth in Exhibit C. Wink may subcontract its technical support obligations and shall notify Manufacturer as to the appropriate contact to obtain support.

        8.3 Equipment. In order to facilitate Wink's performance of the support activities contemplated herein, Manufacturer shall, at its own expense, continue to provide Wink with Equipment (as defined in Section 2.3). In the event that Manufacturer fails to provide Equipment or is late in the performance of its obligations with respect to this Section and such delay affects Wink's obligations under this Section, Wink's performance of such affected obligations shall be delayed by an appropriate time period.

        8.4 Training. Wink shall make available, at Wink's facilities, training for Manufacturer employees from time to time as mutually agreed, at rates and costs to be agreed upon but not to exceed $1000 per person per day.

9.      TERM AND TERMINATION

        9.1 Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect until the earlier of (a) five (5) years from the first commercial shipment of Wink-enabled DIRECTV System Receiver by Manufacturer, and (b) the term of the Master Agreement. The term of this Agreement may be extended by mutual agreement of the parties. Notwithstanding the foregoing, if the Master Agreement is extended, this Agreement shall be automatically extended until the Master Agreement lapses or is terminated. Wink agrees to provide written notice to Manufacturer in the event of any such extension of the Master Agreement.

        9.2 Termination for Cause. If either party materially defaults in the performance of any provision of this Agreement, the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days this Agreement shall be terminated, If the non-defaulting party gives such notice and the default is not cured within thirty (30) days, this Agreement shall terminate immediately upon notice by the non-defaulting party. For the purposes of determining a material default by Wink based on late or non-delivery of a Deliverable, Wink shall not be in material default of this Agreement unless it fails to deliver a Deliverable within six (6) months of the date such Deliverable is due; provided that Manufacturer has fulfilled all its obligations with respect to such Deliverable and in such event the cure period provided for above shall be ninety (90) days.

        9.3 Termination for Insolvency. Either party may terminate this Agreement upon written notice upon: (i) the institution by or against the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other party's debts, (ii) the other party's making an assignment for the benefit of its creditors, or (iii) the other party's dissolution or ceasing to conduct business as a going concern.

        9.4 Effect of Termination. Upon the expiration or termination of this Agreement, the following provisions shall take effect:

               9.4.1 Subject to the provisions of Section 9.5, the rights and licenses granted to Manufacturer under this Agreement shall automatically terminate, and Manufacturer and its Subdistributors shall immediately cease distribution of Licensed Engines and use of the Wink Trademarks, provided, however, that if the Agreement is terminated by Manufacturer due to Wink's material breach or insolvency, Manufacturer may, at its option, continue to use, reproduce, and distribute the Licensed Engine under the right and license granted hereunder, subject to the payment of the royalties and other provisions of Section 4;

        9.4.2 Rights of end users to use the Licensed Engine as part of a Wink-enabled DIRECTV System Receiver shall continue in effect;


        9.4.3 Within ten (10) days after such expiration or termination, except as provided in Section 9.6, or the case where Manufacturer elects to continue the license pursuant to Section
                9.4.1 above, Manufacturer shall return, and shall certify to Wink the return of, all copies of the Licensed Engine and all Wink Confidential information (as defined in Section 10.1) in its or its Submanufacturers' possession at the time of expiration or termination. Wink shall return, and shall certify to Manufacturer the return of, all Manufacturer Confidential Information in its possession at the time of expiration or termination. Notwithstanding the foregoing, Manufacturer may except upon termination by Wink (i) maintain a single copy of the Licensed Engine and (ii) retain any Confidential Information necessary for support, subject to the provisions of Section 10, solely to provide support to its permitted Subdistributors and end users.

                The parties agree to enter into a source code escrow agreement with a mutually selected escrow agent, Wink agrees to deposit the Wink Engine source code upon final technical acceptance of the Wink Engine by Manufacturer. Manufacturer shall be entitled to the release of such source code during any time period in which: (i) Wink is subject to the jurisdiction of any bankruptcy court or (ii) Wink is material of the provisions of section 5, which material breach has not been cured within (90) days after Manufacturer's written notice to Wink thereof. The foregoing is subject, however, to the condition that Manufacturer is not at that time in material breach of any of its obligations under this Agreement, and such breach has not been cured within (90) days after written notice thereof by Wink. Manufacturer shall assume all start-up fees, annual renewal fees, deposit fees and any and all other fees due to such escrow agent.

                        Upon any release of the Wink Engine source code to
                Manufacturer, (i) Manufacturer shall have a non-exclusive, non-

                                      [*]
-------------
     * Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

                9.4.4 Manufacturer shall pay all outstanding amounts owed to Wink within thirty (30) days. In the event Wink is performing development tasks for Manufacturer at the time of any termination, Manufacturer shall also pay to Wink the portion of the next milestone that is proportional to the amount of work completed by Wink for that milestone.

                9.4.5 The provisions of Sections 4.7, 5, 6, 9, 10, 11, 12, and 13 shall survive the expiration or termination of this Agreement for any reason.

        9.5 Sell-off Period. In the event of the expiration of this Agreement or a termination by Manufacturer, Manufacturer may, dispose of its inventory of Wink-enabled DIRECTV System Receivers on hand, for a period not to exceed sixty (60) days after the effective date of such expiration or termination (the "Sell-Off Period"), and in connection therewith, Manufacturer shall use the Wink Trademarks during the Sell-Off Period pursuant to the provisions of Section 7.

        9.6 Destruction of Inventory. Within ten (10) days after the end of the Sell-Off Period, Manufacturer shall destroy, and shall certify to Wink the destruction of, all copies of the Licensed Engine in its or its Subdistributors' or Submanufacturers' possession.

10.     CONFIDENTIALITY

        10.1 Obligation of Confidentiality. The parties acknowledge that each may have access to certain information and materials concerning the other's business, plans, customers, technology and products that is confidential ("Confidential Information"). Each party agrees that it shall not use in any way, for its own account or the account of any third party, nor disclose to any third party, except as may be expressly permitted under this Agreement, any such Confidential Information revealed to it by the other party and shall take every reasonable precaution to protect the confidentiality of such information. Upon request by either party, the other party shall advise whether or not it considers any particular information or materials to be confidential.

        10.2 Exceptions. Information shall be deemed not to be Confidential Information hereunder if such information:

                10.2.1 Is or becomes part of the public domain through no fault or breach on the part of the receiving party;

                10.2.2 Is known to the receiving party prior to the disclosure by the disclosing party and such knowledge can be shown by written records;

                10.2.3 Is subsequently rightfully obtained by the receiving party from a third party who has the legal right to disclose it;

                10.2.4 Is independently developed by the receiving party without the use of any Confidential Information or any breach of this Agreement;

                10.2.5  Is approved for public release by the disclosing party;
                        or

                10.2.6 Is required to be disclosed by judicial action provided that the F receiving party has first given the disclosing party reasonable notice of such requirement and fully cooperates with the disclosing party in seeking confidential treatment for any such disclosure.

        10.3 Injunctive Relief. The parties acknowledge that any breach of the provisions of this Section may cause irreparable harm and significant injury to an extent that may be extremely difficult to ascertain. Accordingly, each party agrees that each will have, in addition to any other rights or remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach or violation of this Section.

11.     INTELLECTUAL PROPERTY, WARRANTY AND INDEMNITY

        11.1 Representations and Warranties. Each party represents and warrants that neither the execution or performance by such party of this Agreement will violate any law, order, regulation or ruling applicable to such party or its efforts hereunder. In addition, Wink represents and warrants that as of the Effective Date, no action or proceeding alleging intellectual property infringement by the Wink Engine is proceeding against Wink.

        11.2 Indemnity. Wink agrees, at its expense, to defend, or at its option to settle, any claim, suit, action or proceeding brought against Manufacturer, Subdistributors, and/or Customers by a third party alleging that the Licensed Engine used as authorized hereunder infringes the copyright, trade secret, trademark or U.S. patent rights of such third party (an "Action"), and to pay any settlement or final judgment entered thereon against Manufacturer, subject to the limitations set forth hereafter. Wink shall be relieved of its obligations hereunder unless Manufacturer gives Wink (i) prompt written notice of an Action,
               (ii) sole control over the defense or settlement of the Action and (iii) reasonable assistance in the defense or settlement thereof. If it is, or in the opinion of Wink may be, determined by competent authority that the Licensed Engine or any part thereof, or the sale, distribution or use thereof as permitted hereunder infringes any patent, copyright, trade secret or trademark of a third party or is enjoined, then Wink at its sole option and expense may: (a) procure for Manufacturer the right under such patent, copyright, trade secret or trademark to use, as mentioned in this Agreement reproduce and distribute the Licensed Engine or such part thereof or such trademark as authorized in this Agreement; (b) replace the Licensed Engine or such part thereof or such trademark with other suitable software or trademark without material degradation in performance or functionality; (c) modify the Licensed Engine or such part thereof or such trademark to avoid infringement without material degradation in performance or functionality; (d) if (a)(b) or (c) are not commercially reasonable, (d) replace or modify the Licensed Engine or portion thereof to disable the infringing portion reducing performance or functionality but retaining some commercial viability of the product or (e) if none of the foregoing are commercially reasonable after diligent attempts by Wink to pursue such alternatives, terminate this Agreement with respect to the infringing product in whole or in part.

        11.3 Limitations. The foregoing indemnity shall not apply to an Action to the extent it arises out of (i) any modification of the Licensed Engine by a party other than Wink, (ii) any combination of the Licensed Engine with hardware and/or software (including software written using the Wink Authoring Tool or using the Wink
               APIs) not supplied by Wink, or (iii) any trademarks, trade names or other brandings not supplied by Wink.

        11.4 Disclaimer. THE FOREGOING PROVISIONS OF THIS SECTION 11 STATE THE ENTIRE LIABILITY AND OBLIGATION OF WINK AND THE EXCLUSIVE REMEDY OF MANUFACTURER WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT.

12.0    INDEMNITY BY MANUFACTURER

        Except with respect to any claim, suit, action or proceeding for which Wink is obligated to indemnify under Section 11, Manufacturer agrees, at its expense, to defend, or at its option to settle, any claim, suit, action or proceeding brought against Wink by a third party arising out of Manufacturer's use of the Licensed Engine or exercise of the rights and licenses granted hereunder, and to pay any settlement or final judgment entered thereon against Wink, subject to the limitations set forth hereafter. Manufacturer shall be relieved of its obligations hereunder unless Wink gives Manufacturer (i) prompt written notice upon becoming aware of the existence of any such claim, suit, action or proceeding, (ii) sole control over the defense or settlement of such claim, suit, action or proceeding and (iii) reasonable assistance in the defense or settlement thereof.

13.0    GENERAL

        13.1 Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of California, without reference to conflict of laws principles.

        13.2 Import & Export Controls. Manufacturer understands that Wink is subject to regulation by agencies of the U.S. government which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of Wink including without limitation obligations to provide products, technology, documentation, or technical assistance, will be subject in all respects to such United States laws and regulations that will from time to time govern the license and delivery of technology and products abroad or to foreign nationals by persons subject to the jurisdiction of the United States. Manufacturer warrants that it will comply in all respects with all applicable export and re-export restrictions. Manufacturer warrants that it will not, and will take all actions which may be reasonably necessary to assure that its Subdistributors and end users do not, contravene such United States laws or regulations.

        13.3 No Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that either party may assign its rights and obligations hereunder to any entity (i) which controls, is controlled by or is under common control with such party or (ii) which acquires all or substantially all of the assets or business of such party to which this Agreement pertains, provided in both cases that such entity shall assume in writing or by operation of law such party's obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

        13.4 Independent Contractors. The relationship of the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

        13.5 Compliance with Laws. In exercising its rights under this license, each party shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license.

        13.6 Notices. All notices under this Agreement shall be in writing and sent by (i) certified air mail, return receipt requested, postage prepaid or (ii) commercial courier service. If properly addressed to or delivered at the address for each party set forth above, a notice shall be deemed given upon delivery or, where delivery cannot be effected due to the actions of the addressee, upon tender.

        13.7 Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, proposals and representations by the parties.

        13.8 No Waiver. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

        13.9 No Oral Modification. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless mutually agreed in writing.

        13.10 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

        13.11 Use of "Including". Use of the word "including" in this Agreement is intended to be illustrative and not limiting.

        13.12 Limitation of Liability. EXCEPT WITH RESPECT TO WINK'S OBLIGATIONS TO INDEMNIFY FOR COPYRIGHT, TRADE SECRET OR TRADE MARK INFRINGEMENT CLAIMS (BUT NOT PATENT) UNDER SECTION 11, IN NO EVENT SHALL WINK BE LIABLE TO MANUFACTURER OR ANY THIRD PARTY IN THE AGGREGATE FOR ANY AMOUNT IN EXCESS OF THE AMOUNTS PAID (AND THE AMOUNTS WHICH HAVE ACCRUED HEREUNDER BUT HAVE NOT BEEN PAID) BY MANUFACTURER HEREUNDER. IN NO EVENT SHALL WINK BE LIABLE TO MANUFACTURER, SUBDISTRIBUTORS, AND/OR CUSTOMERS FOR LOST PROFITS, LOSS OF DATA OR FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION SHALL APPLY EVEN IF WINK KNOWS OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND

               NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED FOR HEREIN.

        13.13 Counterparts. This Agreement may be executed in any number of counterparts and when so executed and delivered shall have the same force and effect as though all signatures appeared on one document.

        13.14 Severability. The provisions of this Agreement shall be severable, and if any provision of this Agreement shall be held or declared to be illegal, invalid, or unenforceable, such illegal, invalid or unenforceable provision shall be severed from this Agreement and the remainder of the Agreement shall remain in full force and effect, and the parties shall negotiate a substitute, legal, valid and enforceable provision that most nearly reflects the parties' intent in entering into this Agreement.

        13.15 Basis of Bargain. Wink and Manufacturer acknowledge and agree that Wink's entering into this Agreement and the amount of Manufacturer's royalty hereunder have been done or set in reliance upon the limitations of liabilities and disclaimers of warranty set forth in this Agreement, and that the same form an essential basis of the parties' bargain.

        IN WITNESS WHEREOF, the parties by their duly authorized representatives have entered into this Agreement as of the Effective Date.

WINK COMMUNICATIONS, INC.                   MANUFACTURER

By:                                         By:

Name:                                       Name:

Title:                                      Title:

                                   EXHIBIT A-1

                           [SAMPLE] STATEMENT OF WORK

        1.    Device
        Wink and Manufacturer agree that Wink shall port the Wink Engine to the Manufacturer DIRECTV System Receiver.

        2.    Specifications
        See attached Addendum to Exhibit A-1

        3.     Development Activities and Schedule

                                                            Responsible        Completion     Milestone
Task                                                        Party              Date           Payment
Signing of Agreement                                        Manufacturer                        no

Delivery of development equipment as required to a          Manufacturer                        no
location specified by Wink

Delivery by Wink of Project Plan for development of         Wink                                no
Wink Engine Version 2.0 as customized for
Manufacturer

First Delivery of Equipment to Wink                         Manufacturer                        no

On-site support at Wink to set up Equipment                 Manufacturer                        no

Delivery by Wink of Alpha version of object code of         Wink                                no
Wink Engine Version 2.0 as customized for __

Final Delivery of Equipment to Wink                         Manufacturer                        no

Delivery by Wink of Beta version of object code of Wink     Wink                                no
Engine Version 2.0 as customized for

Acceptance of final version of object code of Wink          Manufacturer                        no
Engine Version 2.0 as customized for

4. Materials and Equipment
First Delivery of Equipment
To be defined

Final Delivery of Equipment
To be defined

5. Payment Schedule: All amounts in US Dollars.

EVENT                                                         NRE PAYMENT           ROYALTY PAYMENT
Signing of Agreement                                             [ $0]                 [ $0 ]

Delivery by Wink of Project Plan for development                 [ $0 ]                [ $0 ]
of Wink Engine Version 2.0 as customized for
Manufacturer____

Delivery by Wink of Alpha version of object code                 [ $0 ]                [ $0 ]
of Wink Engine Version 2.0 as customized for


Acceptance of final version of object code of Wink               [ $0 ]                [ $0 ]
Engine Version 2.0 as customized for

                                    Totals:                      [ $0 ]                [ $0 ]


WINK COMMUNICATIONS INC                     MANUFACTURER


By:                                         By:

Name:                                       Name:

Title:                                      Title:

                                    EXHIBIT B

                               PROPRIETARY NOTICES

1. Screens displayed to the End-Users from time to time shall contain, at a minimum, the following:

Copyright 199_ Wink Communications, Inc.
Patent Pending.

2. Wink, the Wink eye and "i" shall be marked with either "Registered in U.S. Patent and Trademark Office" or with the letter R enclosed within a circle.

                                    EXHIBIT C

                                     SUPPORT

The following provisions govern the support to be provided by Wink to Manufacturer for the Licensed Engine.

1. Contact People. Manufacturer shall appoint two (2) individuals within its organization who will serve as primary contacts between it and Wink to receive support ("Contact People"). All of Manufacturer's support inquiries shall be initiated through the Contact People.

2. Support Obligations. Manufacturer will be responsible for providing First Level Support and Second Level Support (as defined below) to its Subdistributors and other customers with respect to the Licensed Engine. Wink will provide Third Level Support (as defined below) for the Licensed Engine in the manner specified in these support terms.

3.      Support Levels. Levels of customer support are defined as follows:

        (a) "First Level Support" shall mean: (i) generating product information; (ii) providing configuration support; (iii) collection of relevant technical problem identification information; (iv) filtering user errors from real technical problems; and (v) solving simple problems by reference to existing documentation.

        (b) "Second Level Support" shall mean First Level Support plus providing the following areas of support: (i) isolating the problem to determine that it is a problem with the Licensed Engine; (ii) recreating the problem in a lab simulation and/or through interoperability testing; (iii) determining whether or not the problem is a defect; (iv) collecting and analyzing diagnostic data; and (v) defining an action plan with the customer to solve the problem.

        (c) "Third Level Support" shall mean: (i) confirming duplication of the problem and validating that it's a defect; (ii) fixing software bugs or generating workarounds.

4.      Third Level Support.

        (a) Escalation. Manufacturer can escalate a problem to Third Level Support, once Manufacturer exhausts the items enumerated above in First and Second Level Support. When escalating, Manufacturer shall provide enough information to allow Wink to duplicate the problem.

        (b) Assignment of Severity Level. When a Third Level support call comes into Wink from Manufacturer, the parties will mutually assign a Severity Level as specified below that describes the nature of the call and how critical it is to Manufacturer's customer base(s).

        (c) Response: Wink agrees to use commercially reasonable efforts to meet the response times for the respective problems commensurate with the severity of the error as specified below:

Severity                                                               First Response           Frequency of
Level                          Definition                                   Time                Status Update
Critical             Bug causes a crash and/or data                    4 business hours       Each business day
                     loss to a part or all of the system


High                 Bug causes a feature to violate a                 4 business hours       Each business day
                     performance specification (i.e.,
                     feature consistently does not work
                     as specified, or not at all)

Medium               Bug causes an occasional failure                  1 business day          Weekly
                     of a feature (i.e., feature fails in
                     specific cases)

Low                  Bug is characterized by a "glitch"                1 business day          Weekly
                     that does not affect a feature's performance
                     (e.g., confusing messages, typo-graphical
                      errors, visual abnormalities, etc.)

Doc Error            Error in documentation                            2 business days

        (d) Support. Wink agrees to provide Third Level Support from 9 a.m. to 6 p.m. (San Francisco time) on business days ("Support Hours"). Support requests shall be submitted by Manufacturer via email.

5. Exclusions. Wink's support obligations shall not extend to problems that result from: (i) Manufacturer's failure to implement any Updates to the Licensed Engine which are provided by Wink; (ii) changes to the operating system or environment or Manufacturer Devices which adversely affect the Licensed Engine; (iii) any alterations of or additions to the Licensed Engine performed by parties other than Wink or Wink's authorized Subcontractors; (iv) use of the Licensed Engine in a manner inconsistent with the applicable Specifications or in a manner for which such Licensed Engine was not intended; or (v) combination of the Licensed Engine with other products not supplied by Wink, which problems do not affect the Licensed Engine standing alone. Errors arising from the foregoing may be addressed by Wink at its then current hourly rates.

6. Fees. In consideration for the support of the Licensed Engine provided by Wink under this Exhibit, Manufacturer shall pay an annual fee of 25,000 as prepaid support for fees for up to 125 hours of support. Any additional support will be provided at Wink's then current hourly rates. The fee does not include travel expenses (air, lodging, food, local transport). The first support period will begin on the date of Final Acceptance and the fees for such period are due upon execution of this Agreement. The fees for any renewal period are due in advance within 60 days prior to the beginning of the renewal period. Travel availability is not guaranteed. The support terms will automatically renew unless one party notifies the other of its intent not to renew.

7. Change. These support terms are subject to change annually. Any changes will be documented in writing at least 90 days prior to the renewal date.

EXHIBIT J.: EQUIPMENT PROVIDED BY WINK

- Sun Spare Servers (primary + back-up) as necessary to operate the Wink Broadcast Server and Server Module Engine for the Interactive Wink Programs supplied by Programmers and the Wink virtual Channels.

- Norpak VBI readers for all incoming national video signals which contain Interactive Wink Programs and which DIRECTV has agreed to pass through to Wink-enabled DIRECTV System Receivers (including 2 spare units that can be "swapped" for defective ones by DIRECTV staff)

- All modems, servers and other equipment associated with the Wink Response Network



Proprietary and Confidential

EXHIBIT K.:   WINK RESPONSE ROUTING PRICING

All products and services are billed Net/45. A Purchase Response shall be defined as any Wink Transaction which constitutes an agreement to purchase a product or service, regardless of the method of payment. An RFI Response shall be defined as any other Wink Transaction. A Poll Response shall be defined as a Wink Response generated by a Wink "vote/poll" script. The purpose of Poll Responses is to measure responses to specific questions, and may serve to aggregate both multiple choice and free form responses.

WINK TRANSACTIONS/MO.                             PRICE/WINK TRANSACTION
PURCHASE RESPONSES                         $[*] min./mo. per Interactive Wink Program
                                                  creating Purchase Responses
1-5,000                                                  [*]
5,001 - 25,000                                           [*]
25,001 - 100,000                                         [*]
100,001 - 250.000                                        [*]
250,001 - 500,000                                        [*]
500, 001 +                                               [*]

RFI RESPONSES                              $250 min./mo. per Interactive Wink Program
                                                  creating RFI Responses
1-5,000                                                  [*]
5,001 - 25,000                                           [*]
25,001 - 100,000                                         [*]
100,001 - 250,000                                        [*]
250,001 - 500,000                                        [*]
500, 001 +                                               [*]

Polls - report only                $[*] min./mo. per Interactive Wink Program creating Poll
Responses
1-250,000 Wink Responses                                 [*]
250, 001 +                                               [*]

1. Minimum monthly charges per application include UIC (Universal ICAP code) registration.

2. All volume price breaks are based on DIRECTV's monthly transaction volume by response category. The price breaks are based on the "average" for the month. That is, the lowest price applies to all transactions for the month.

Purchase and Request Response Fees Include;

1. Daily name & address lists delivered by fax, e-mail, or electronic FTP or mailbox.

2.      UIC and application registration.

3. Standard report showing number of Wink Responses per day per Interactive Wink Program per city.

Polls
The fixed charge includes UIC and application registration, and a standard reporting that summarizes all Poll responses by type by city. If the application asks the viewer for telephone prefix or zip code, the summary includes those totals.

Custom Usage Reports or other Custom Reporting
Custom reports are quoted by the Wink Response Center.


Proprietary and Confidential                                    37


-------------
     * Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

EXHIBIT M.: DIRECTV TRADEMARK AND STYLE GUIDELINES

DIRECTV Trademark and Style Guide, dated December 1998 (and as amended by DIRECTV in the future in it's sole discretion.



Proprietary and Confidential                                     38

                                     [ * ]


-------------
     * Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.

                                    EXHIBIT N


                       DIRECTV CUSTOMER SERVICE STANDARDS



Metrics:                                     Wink Standard                    Goal
                                                  [*]                          [*]
Service Level (percentage of calls
answered within 30 seconds)

Attendance                                        [*]                          [*]
Call Abandon Rate                                 [*]                          [*]
Call Busy Rate                                    [*]                          [*]
% Calls Handled                                   [*]                          [*]
Average Speed of Answer                           [*]                          [*]
Average Call Handle Time                          [*]                          [*]
Average Call Hold Time                            [*]                          [*]
Longest Call Waiting                              [*]                          [*]
% Calls Transferred                               [*]                          [*]

QUALITY:

EC calls are rated at a Meets or Ex               [*]                          [*]
% of calls where EC is polite and r               [*]                          [*]
% of calls that have one call resol               [*]                          [*]
LEGAL COMPLIANCE                                  [*]                          [*]
Call Monitoring per EC per month                  [*]                          [*]

SYSTEMS:

Telemarketing - available                         [*]                          [*]
Telecom - available                               [*]                          [*]
Networks - available                              [*]                          [*]

-------------
     * Confidential treatment has been requested with respect to certain portions of this exhibit pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed with the Commission.


Proprietary and Confidential             39

              FIRST AMENDMENT TO THE MASTER AFFILIATION AGREEMENT
                                 BY AND BETWEEN
                  WINK COMMUNICATIONS, INC. AND DIRECTV, INC.

        This First Amendment (the "First Amendment") to that certain MASTER AFFILIATION AGREEMENT dated as of December 22, 1998 (the "Agreement") by and between Wink Communications, Inc., a California corporation ("Wink") with offices at 1001 Village Parkway, Alameda, CA 94501, and DIRECTV, Inc., a California corporation with offices at 2230 East Imperial Highway, El Segundo, CA 90245 ("DIRECTV"), is hereby made and entered into this 8th day of March, 1999, as follows:

        1. Amendment. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto amend the Agreement, pursuant to Section 14.2 thereof, as hereby follows;

                A. Section 5.8. The Paragraph immediately following Paragraph
(d) of Section 5.8 is hereby amended to read as follows:

        If DIRECTV HAS NOT REACHED A MINIMUM OF ONE MILLION (1,000,000) WINK-ENABLED DIRECTV SYSTEM SUBSCRIBERS BY THE FIRST ANNIVERSARY OF THE MEASUREMENT DATE, BUT DOES REACH A MINIMUM OF ONE MILLION (1,000,000) WINK-ENABLED DIRECTV SYSTEM SUBSCRIBERS WITHIN EIGHTEEN (18) MONTHS OF THE MEASUREMENT DATE, AND (x) HUGHES NETWORK SYSTEMS, PHILIPS CONSUMER ELECTRONICS OR SONY ELECTRONICS SHIPS OVER 10,000 UNITS OF A WINK-ENABLED DIRECTV SYSTEM RECEIVER TO RESIDENTIAL CUSTOMERS PRIOR TO MARCH 31, 2000, AND (y) SUCH WINK-ENABLED DIRECTV SYSTEM RECEIVER MODEL IS REASONABLY ANTICIPATED BY SUCH PARTICIPATING MANUFACTURER TO BE ITS HIGHEST VOLUME MODEL DURING THE APPLICABLE MODEL YEAR, WINK AGREES TO GUARANTEE CERTAIN REVENUES FOR DIRECTV AS FOLLOWS:

        2. Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties have executed this First Amendment through their duly authorized representatives as of the date first set forth above.

ACCEPTED AND AGREED TO:

Wink Communications, Inc.               DIRECTV, Inc.

By: /s/ ALLEN THYGESN                   By: /s/ BRADLEY BEALE
   ---------------------------------       -------------------------------------

Name: Allen Thygesn                     Name: Bradley Beale
     -------------------------------         -----------------------------------

Title: SVP                              Title: Vice President
      ------------------------------          ----------------------------------



                                       1